                           ASSET PURCHASE AGREEMENT

                                By and Between

                       STANFORD TELECOMMUNICATIONS, INC.

                                      and

                               INTEL CORPORATION



                        Dated as of September 22, 1999

                               TABLE OF CONTENTS

     ARTICLE I DEFINITIONS.........................................................................    5
          1.01.  Definitions.......................................................................    5
          1.02.  Index of Other Defined Terms......................................................   11

     ARTICLE II PURCHASE AND SALE..................................................................   12
          2.01.  Purchased Assets..................................................................   12
          2.02.  Excluded Assets...................................................................   14
          2.03.  Assumption of Liabilities.........................................................   14
          2.04.  Excluded Liabilities..............................................................   15
          2.05.  Assignment of Contracts and Rights................................................   16
          2.06.  Purchase Price....................................................................   16
          2.07.  Closing...........................................................................   16

     ARTICLE III  REPRESENTATIONS AND WARRANTIES OF SELLER.........................................   17
          3.01.  Existence and Good Standing.......................................................   17
          3.02.  Authorization and Enforceability..................................................   17
          3.03.  Governmental or Other Authorization...............................................   17
          3.04.  Non-Contravention.................................................................   18
          3.05.  Financial Statements; Undisclosed Liabilities; Books and Records..................   18
          3.06.  Absence of Certain Changes........................................................   19
          3.07.  Properties: Material Leases; Tangible Assets......................................   20
          3.08.  Receivables.......................................................................   20
          3.09.  Inventories.......................................................................   21
          3.10.  Litigation........................................................................   21
          3.11.  Material Contracts................................................................   21
          3.12.  Permits; Required Consents........................................................   22
          3.13.  Compliance with Applicable Laws...................................................   22
          3.14.  Employment Agreements; Employee Benefits..........................................   23
          3.15.  Labor and Employment Matters......................................................   23
          3.16.  Intellectual Property.............................................................   23
          3.17.  Advisory Fees.....................................................................   32
          3.18.  Environmental Compliance..........................................................   32
          3.19.  Insurance.........................................................................   33
          3.20.  Tax Matters.......................................................................   33
          3.21.  Sufficiency of and Title to the Purchased Assets..................................   34
          3.22.  Product Warranties................................................................   34
          3.23.  Backlog...........................................................................   35
          3.24.  Customer, Supplier and Foundry Relationships......................................   35
          3.25.  Full Disclosure...................................................................   36

     ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF PURCHASER........................................  36
          4.01.  Existence and Good Standing........................................................  36
          4.02.  Authorization and Enforceability...................................................  36
          4.03.  Governmental or Other Authorization................................................  36
          4.04.  Non-Contravention..................................................................  36
          4.05.  Advisory Fees......................................................................  37

     ARTICLE V  COVENANTS OF SELLER.................................................................  37
          5.01.  Operation of Business Prior to Closing.............................................  37
          5.02.  Compliance with Terms of Required Governmental Approvals and
                 Required Contractual Consents......................................................  39
          5.03.  Maintenance of Insurance Policies; Purchaser Designated Loss
                 Payee..............................................................................  40
          5.04.  No Continuing Negotiations.........................................................  40
          5.05.  Access to Information..............................................................  40
          5.06.  Notices of Certain Events..........................................................  41
          5.07.  Transition; Customer Introductions.................................................  41
          5.08.  Transfer of Certain Materials to Purchaser.........................................  41
          5.09.  Post-Closing Transition Services...................................................  41
          5.10   Assistance with Transfer of Third Party Intellectual Property
                 Rights.............................................................................  42
          5.11   Delivery...........................................................................  42
          5.12   Release of Moral Rights............................................................  42
          5.13   Indemnification for Certain Matters................................................  42

     ARTICLE VI  COVENANTS OF PURCHASER.............................................................  42
          6.01.  Compliance with Terms of Governmental Approvals and Consents.......................  42
          6.02.  Employees and Offers of Employment.................................................  43
          6.03.  Use of Marks.......................................................................  43

     ARTICLE VII  COVENANTS OF ALL PARTIES..........................................................  43
          7.01.  Further Assurances.................................................................  43
          7.02.  Certain Filings....................................................................  43
          7.03.  Public Announcements...............................................................  44
          7.04.  Tax Matters........................................................................  44
          7.05.  Allocation of Purchase Price.......................................................  46
          7.06.  Confidentiality....................................................................  47
          7.07.  Waiver of Bulk Sales Laws..........................................................  47

     ARTICLE VIII  CONDITIONS TO CLOSING............................................................  47
          8.01.  Conditions to Obligations of Purchaser.............................................  47
          8.02.  Conditions to Obligations of Seller................................................  50

     ARTICLE IX  TERMINATION........................................................................  52
          9.01.  Grounds for Termination............................................................  52
          9.02.  Effect of Termination..............................................................  53

     ARTICLE X  MISCELLANEOUS.......................................................................  53
          10.01.  Notices...........................................................................  53
          10.02.  Amendments; Waivers...............................................................  55
          10.03.  Expenses..........................................................................  55
          10.04.  Successors and Assigns............................................................  56
          10.05.  Governing Law.....................................................................  56
          10.06.  Counterparts; Effectiveness.......................................................  56
          10.07.  Entire Agreement..................................................................  56
          10.08.  Captions..........................................................................  56
          10.09.  Severability......................................................................  56
          10.10.  Construction......................................................................  56
          10.11.  Dispute Resolution................................................................  57
          10.12.  Submission to Jurisdiction; Waiver of Jury Trial..................................  57
          10.13.  Meaning of Include and Including..................................................  58
          10.14.  Cumulative Remedies...............................................................  58
          10.15.  Third Party Beneficiaries.........................................................  58
          10.16.  Specific Performance..............................................................  58
          10.17.  Survival..........................................................................  59

                                   EXHIBITS
                                   --------
Exhibit 1.01A         Form of Assignment and Assumption Agreement
Exhibit 1.01B         Form of Bill of Sale
Exhibit 1.01C         Form of Non-Competition Agreement
Exhibit 1.01D         Form of Patent Assignments
Exhibit 3.05          Financial Information of the Business
Exhibit 8.01          Matters to be Covered by Opinion of Legal Counsel to Seller
Exhibit 8.02          Matters to be Covered by Opinion of Legal Counsel to Purchaser

                                   SCHEDULES
                                   ---------

Schedule 1.01         Seller Individuals With Knowledge
Schedule 2.01(a)(i)   Inventory
Schedule 2.01(a)(ii)  Inventory Not Purchased
Schedule 2.01(c)      Equipment
Schedule 2.01(e)      Intellectual Property Rights
Schedule 2.01(f)      Prepaid Expenses
Schedule 2.01(h)      Assumed Contracts
Schedule 2.01(l)      Accounts Receivable
Schedule 2.02(b)      Excluded Contracts
Schedule 3.03         Seller Governmental Authorizations

Schedule 3.04         Non-Contravention Exceptions
Schedule 3.05(c)      Liabilities of Seller
Schedule 3.06         Ordinary Course Exceptions
Schedule 3.10         Litigation
Schedule 3.11(a)      Material Contracts
Schedule 3.11(c)      Largest Suppliers
Schedule 3.12(a)      Permits
Schedule 3.12(b)      Required Consents
Schedule 3.16(b)      Marks
Schedule 3.16(c)      Patents
Schedule 3.16(e)      Trade Secrets
Schedule 3.16(f)      Software
Schedule 3.16(g)      Documentation
Schedule 3.16(h)      Licensed Technology Agreements
Schedule 3.16(i)      Technology Distribution Agreements
Schedule 3.16(j)      Ownership
Schedule 3.16(k)      Existing Product Performance
Schedule 3.16(l)      Infringement
Schedule 3.16(m)      Employee Confidentiality
Schedule 3.16(o)      Disabling Codes
Schedule 3.16(p)      Year 2000
Schedule 3.18         Environmental Permits
Schedule 3.19         Insurance Policies
Schedule 3.20         Tax Matters
Schedule 3.22         Product Warranties
Schedule 3.23         Backlog
Schedule 3.24         Customer, Supplier and Foundry Relationships
Schedule 4.03         Purchaser Approvals
Schedule 4.04         Consents Required by Purchaser
Schedule 5.07         Certain Employees to Provide Assistance
Schedule 7.05         Allocation of Purchase Price
Schedule 8.01(c)      Required Purchaser Closing Consents
Schedule 8.01(f)      Certain Employees That May be Offered Employment
Schedule 8.02(c)      Required Seller Closing Consents

                                  APPENDICES
                                  ----------

Appendix A               Employee Matters

                           ASSET PURCHASE AGREEMENT
                           ------------------------

          THIS ASSET PURCHASE AGREEMENT, dated as of September 22, 1999 (the "Agreement"), is by and between Stanford Telecommunications, Inc., a Delaware corporation ("Seller" ) and Intel Corporation, a Delaware corporation ("Purchaser"). All capitalized terms have the meanings ascribed to such terms in
Article I or as otherwise defined herein.

                             W I T N E S S E T H:

          WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller substantially all of the assets of the Business;

          WHEREAS, Seller desires to license back from Purchaser, and Purchaser desires to license to Seller, certain of the Intellectual Property Rights included in the Purchased Assets;

          WHEREAS, Purchaser desires to license from Seller, and Seller desires to license to Purchaser, certain Intellectual Property Rights not included in the Purchased Assets;

          WHEREAS, Purchaser and Seller are entering into the Supply Agreement, Seller License Agreement and Purchaser License Agreement simultaneously herewith;

          WHEREAS, in connection with the sale of the Purchased Assets to Purchaser by Seller, Seller has agreed to enter into a non-competition agreement in favor of Purchaser;

          WHEREAS, Seller has entered into that certain Agreement and Plan of Merger dated as of June 22, 1999 with Newbridge Networks Corporation ("Newbridge") and a Subsidiary of Newbridge, pursuant to which, upon consummation of the transactions contemplated therein, Seller will become a wholly owned Subsidiary of Newbridge (the "Merger"); and

          WHEREAS, as a condition to consummation of the transactions contemplated hereby, Newbridge has agreed to execute a noncompetition agreement with Purchaser to be effective upon effectiveness of the Merger.

          NOW, THEREFORE, in consideration of the foregoing premises, the mutual representations, warranties, covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

          1.01  Definitions.  The following terms, as used herein, have the
                -----------
the following meanings:

          "Acquisition Documents" means this Agreement, the Supply Agreement, the Bill of Sale, the Assignment and Assumption Agreement, the Seller License Agreement, the Purchaser

License Agreement, the Non-Competition Agreement, the Transition Services Agreement and the Patent Assignments and any other document or agreement executed in connection with any of the foregoing, together with any Exhibits and Schedules thereto, and in each case as modified, amended, supplemented, restated or renewed from time to time.

          "Affiliate" means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under direct or indirect common control with such other Person.

          "Applicable Law" means, with respect to any Person, any federal, state, local or foreign statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree or other requirement of any Governmental Authority applicable to such Person or any of its Affiliates or ERISA Affiliates or any of their respective properties, assets, officers, directors, employees, consultants or agents.

          "Assignment and Assumption Agreement" means that certain Assignment and Assumption Agreement dated as of the Closing Date, to be entered into by Purchaser and Seller, in substantially the form attached hereto as Exhibit
                                                                   -------
1.01A.
-----
          "Associate" or "Associated With" means, when used to indicate a relationship with any Person, (a) any other Person of which such first Person is an officer, director or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities, partnership or membership interests or other comparable ownership interests issued by such other Person, (b) any trust or other estate in which such first Person has a ten percent (10%) or more beneficial interest or as to which such first Person serves as trustee or in a similar fiduciary capacity and (c) any relative or spouse of such first Person who has the same home as such first Person.

          "Bill of Sale" means that certain Bill of Sale dated as of the Closing Date, to be executed by Seller in favor of Purchaser, in substantially the form attached hereto as Exhibit 1.01B.
                   -------------

          "Books and Records" means with respect to any Person, all files, documents, instruments, papers, books and records of such Person's operations, affairs, financial condition, results of operations, prospects, assets or Liabilities, including financial statements, Tax Returns, work papers and letters from accountants and auditors, budgets, pricing guidelines, ledgers, journals, deeds, title policies, customer and marketing materials and information, product data sheets, performance benchmark reports, customer account histories and profiles, sales training and presentation materials, customer support materials, support bulletins, vendor lists, contracts, licenses, customer lists, Permits, computer files and programs, retrieval programs, operating data and plans, projections, forecasts and environmental studies and plans.

          "Business" means the telecom components products business of Seller, which produces and sells (i) wireline broadband silicon components, (ii) wireless Local Multipoint Distribution System ("LMDS") broadband silicon components and (iii) wireless Multipoint Multichannel Distribution System ("MMDS") broadband silicon components; for each of (i) through (iii), as heretofore or currently conducted by Seller, including all products, software and other aspects of such business under current research or development.

          "Business Day" means each day other than a Saturday, Sunday or other day on which commercial banks in San Francisco, California are authorized or required by law to close.

          "Closing Date" means the date of the Closing.

          "Contracts" means all contracts, agreements, options, leases, licenses, sales and purchase orders, commitments and other instruments of any kind, whether written or oral, to which Seller is a party or is otherwise bound.

          "Damages" means all demands, claims, actions or causes of action, assessments, losses, damages (whether direct or indirect but excluding consequential damages), deficiencies, costs, expenses, Liabilities, judgments, settlements, awards, fines, response costs, sanctions, Taxes, penalties, charges and amounts paid in settlement, including reasonable out-of-pocket costs, fees and expenses (including costs, fees and expenses of attorneys, accountants and auditors and other agents of, or other Persons retained by, such Person).

          "Division" means Seller's telecom components products division, which engages in the Business and such other units or aspects of Seller's operations which are used in the Business.

          "Employee Benefit Plan" means any employee benefit plan, as defined in
Section 3(3) of ERISA, that is sponsored or contributed to by Seller or Purchaser or any ERISA Affiliate covering employees or former employees of Seller or Purchaser, or with respect to which Seller or Purchaser or any ERISA Affiliate is a party or is otherwise bound.

          "Employee Pension Benefit Plan" means any employee pension benefit plan, as defined in Section 3(2) of ERISA, that is regulated under Title IV of ERISA or is subject to the funding requirements of Part III of Title I of ERISA, or Section 412 of the Code, other than a multiemployer plan within the meaning of Sections 3(37) or 4001(a)(3) of ERISA.

          "Environmental Law" means any applicable federal, state, local or foreign law, statute, treaty, ordinance, rule, regulation, policy, permit, consent, approval, license, judgment, order, decree or injunction relating to:
(a) "Releases" (as defined in 42 U.S.C. sec. 9601(22)) or threatened Releases of Hazardous Material into the environment, (b) the generation, treatment, storage, disposal, use, handling, manufacturing, transportation or shipment of a Hazardous Substance, (c) the health or safety of employees in the workplace, (d) protecting or restoring natural resources or (e) the environment, including the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response Compensation and Liability Act ("CERCLA"), the Clean Air Act, the Water Pollution Control Act, the Safe Drinking Water Act and the Toxic Substances Control Act ("TSCA").

          "Environmental Liabilities" means all Liabilities of Seller (whether such Liabilities are owed to Governmental Authorities, third Persons or otherwise) relating to violations, acts or conditions existing on or prior to the Closing Date as follows: (a) attributable to Seller's failure to comply with any Environmental Law on or prior to the Closing Date, (b) attributable to environmental contamination by Seller or any other Person on any property on which Seller operated or conducted business on or prior to the Closing Date or (c) arising out of contamination by materials disposed of at any location by or for Seller on or prior to the Closing Date.

          "Equipment" means all machinery, equipment, furniture, office equipment, communications equipment, computer equipment, vehicles, spare and replacement parts, fuel and other tangible personal property (and interests in any of the foregoing), used in connection with the Business.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Affiliate" of Seller means any other Person that, together with Seller, as of the relevant measuring date under ERISA, was or is required to be treated as a single employer under Section 414 of the Code.

          "GAAP" means generally accepted accounting principles in the United States of America applied on a consistent basis.

          "Governmental Approval" means an authorization, consent, approval, permit or license issued by, or a registration or filing with, or notice to, or waiver from, any Governmental Authority.

          "Governmental Authority" means any foreign or domestic federal, territorial, state or local governmental authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

          "Hazardous Material" or "Hazardous Substance" means any substance or material, respectively, (a) the presence of which requires investigation or remediation under any Environmental Law, (b) that is defined as a "hazardous waste" or "hazardous substance" under any Environmental Law, (c) that is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic or mutagenic or otherwise hazardous and is regulated by any Governmental Authority having or asserting jurisdiction over the Business, (d) that contains gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenols (PCBs) or asbestos or (e) as such terms is defined in any indemnification provision in any Contract.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          "HSR Filings" means the filings made under the HSR Act by Seller and Purchaser in respect of Seller's sale and Purchaser's purchase of the Purchased Assets.

          "IRS" means the Internal Revenue Service.

          "Knowledge" means, with respect to any Person, the actual knowledge of such Person, after reasonable inquiry. For purposes hereof, a Person shall be deemed to have actual knowledge of the contents of all Books and Records with respect to which such Person has reasonable access. Without limiting the generality of the foregoing, with respect to any Person that is a corporation, limited liability company, partnership or other business entity, actual knowledge shall be deemed to include the actual knowledge of all directors, officers, partners and members of any such Person provided that with respect to Seller, actual knowledge shall be
                --------
deemed to be the actual knowledge of the individuals identified on Schedule
                                                                   --------
1.01.
----

          "Liability" means, with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise and whether or not the same is required to be accrued on the financial statements of such Person.

          "Lien" means, with respect to any asset, any mortgage, title defect or objection, lien, pledge, charge, security interest, encumbrance or hypothecation in respect of such asset.

          "Material Adverse Effect" means, with respect to any Person, any circumstance of, change in, or effect on, or group of such circumstances of, changes in or effects on, the operations, financial condition, earnings, or results of operations, prospects, assets or Liabilities of the Person, that results in or would reasonably be expected to result in, a material adverse effect on, or a material adverse change in, the operations, financial condition, earnings, results of operations, prospects, assets or Liabilities of such Person.

          "Non-Competition Agreement" means that certain Non-Competition Agreement dated as of the Closing Date, to be executed by Newbridge, Seller and Purchaser, in substantially the form attached hereto as Exhibit 1.01C.
                                                        -------------

          "Patent Assignments" means those certain Assignments dated as of the Closing Date, to be executed by Seller in favor of Purchaser, each in substantially the form attached hereto as Exhibit 1.01D.
                                          -------------

          "Permitted Liens" means (a) Liens for Taxes or governmental assessments, charges or claims the payment of which is not yet due and (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Persons and other Liens imposed by Applicable Law incurred in the ordinary course of business for sums not yet delinquent or immaterial in amount and being contested in good faith. Notwithstanding the foregoing, no Lien arising under the Code or ERISA with respect to the operation, termination, restoration or funding of any Benefit Plan sponsored by, maintained by or contributed to by Seller or any of its ERISA Affiliates or arising in connection with any excise tax or penalty tax with respect to such Benefit Plan shall be a Permitted Lien.

          "Person" means an individual, corporation, partnership, association, limited liability company, trust, estate or other similar business entity or organization, including a Governmental Authority.

          "Post-Closing Tax Period" means any Tax period (or portion thereof) ending after the Closing Date.

          "Pre-Closing Tax Period" means any Tax period (or portion thereof) ending on or before the close of business on the Closing Date.

          "Purchaser License Agreement" means that certain License Agreement dated as of the date hereof, between Purchaser, as licensor, and Seller, as licensee.

          "Seller License Agreement" means that certain License Agreement dated as of the date hereof between Seller, as licensor, and Purchaser, as licensee.

          "Subsidiary" means, with respect to any Person, (a) any corporation as to which more than fifty percent (50%) of the outstanding stock having ordinary voting rights or power (and excluding stock having voting rights only upon the occurrence of a contingency unless and until such contingency occurs and such rights may be exercised) is owned or controlled, directly or indirectly, by such Person and/or by one or more of such Person's direct or indirect Subsidiaries and (b) any partnership, joint venture or other similar relationship between such Person (or any Subsidiary thereof) and any other Person (whether pursuant to a written agreement or otherwise).

          "Supply Agreement" means that certain Original Equipment Manufacturer and Software License Agreement of even date herewith, by and between Seller and Purchaser.

          "Taxes" means (a) all foreign, federal, state, local and other net income, gross income, gross receipts, sales, use, ad valorem, value added, intangible, unitary, capital gain, transfer, franchise, profits, license, lease, service, service use, withholding, backup withholding, payroll, employment, estimated, excise, severance, stamp, occupation, premium, property, prohibited transactions, windfall or excess profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (b) any Liability for payment of amounts described in clause (a) whether as a result of transferee Liability, of being a member of an Affiliated, consolidated, combined or unitary group for any period, or otherwise through operation of law and (c) any Liability for the payment of amounts described in clause (a) or (b) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other person for Taxes; and the term "Tax" means any one of the foregoing Taxes.

          "Tax Returns" means all returns, declarations, reports, statements, information statement, forms or other documents filed or required to be filed with respect to any Tax.

          "Transition Services Agreement" means that certain Transition Services Agreement dated as of the Closing Date, to be negotiated and executed by Seller and Purchaser.

          "Tort Claim" means any claim, on any grounds or basis, under any statute or common law, for personal injury, wrongful death, defamation, property damage, product liability, wrongful interference with economic interests or other tortious conduct of a Person (whether or not Liability is predicated on negligence, intentional or reckless conduct, breach of contract or strict liability).

          1.02  Index of Other Defined Terms.  In addition to these terms
                ----------------------------
defined above, the following terms shall have the respective meanings given thereto in the sections indicated below:

Defined Term                                                         Section

Agreement                                                              Preamble
Assumed Contracts                                               Section 2.01(h)
Assumed Contracts                                               Section 2.01(l)
Assumed Liabilities                                                Section 2.03
bulk sales                                                         Section 7.07
Business System                                              Section 3.16(p)(i)
CERCLA                                                             Section 1.01
Closing                                                            Section 2.07
CNDA                                                               Section 5.05
Contaminant                                                     Section 3.16(o)
Delivery Protocol                                                  Section 2.07
Development Environments                                     Section 3.16(a)(i)
Disabling Code                                                  Section 3.16(o)
DofJ                                                               Section 7.02
Excluded Assets                                                    Section 2.02
Excluded Intellectual Property Rights                           Section 2.02(d)
Financial Information Date                                      Section 3.05(a)
Financial Information                                           Section 3.05(a)
FTC                                                                Section 7.02
Insurance Policies                                                 Section 3.19
Intellectual Property Assets                               Section 3.16(a)(iii)
Intellectual Property Rights                                Section 31.6(a)(ii)
Invention Disclosures                                           Section 3.16(e)
Inventory                                                       Section 2.01(a)
Licensed Intellectual Property                               Section 3.16(h)(v)
Licensed Software                                               Section 3.16(f)
Licensed Technology Agreements                                  Section 3.16(h)
Material Contracts                                              Section 3.11(a)
Merger                                                                 Preamble
Newbridge                                                              Preamble
Outside Date                                                    Section 9.01(b)
Owned Marks                                                     Section 3.16(b)
Owned Patents                                                   Section 3.16(c)
Owned Software                                                  Section 3.16(f)
Owned Trade Secrets                                             Section 3.16(e)
Permits                                                         Section 3.12(a)
Proceedings                                                        Section 3.10
Products                                                        Section 3.16(k)
proprietary                                                  Section 3.16(a)(i)
Purchase Price                                                     Section 2.06
Purchased Assets                                                   Section 2.01
Purchaser Approvals                                                Section 4.03

Purchaser                                                               Preamble
RCRA                                                                Section 1.01
Receivables                                                         Section 3.08
Releases                                                            Section 1.01
Required Consents                                                Section 3.12(b)
Required Contractual Consent                                     Section 3.12(b)
Required Governmental Approval                                   Section 3.12(b)
Retained Marks                                                      Section 6.03
safe harbor lease                                                Section 3.20(h)
Sales Tax                                                        Section 7.04(e)
Seller                                                                  Preamble
Software                                                     Section 3.16(a)(iv)
ST Taxes                                                         Section 7.02(c)
Supply Contracts                                                    Section 3.24
Systems                                                          Section 3.16(o)
tax exempt use property                                          Section 3.20(h)
Technology Distribution Agreements                               Section 3.16(i)
TSCA                                                                Section 1.01
ultimate parent entity                                              Section 7.02
ultimate parent entity                                              Section 7.02
workbenches                                                   Section 3.16(a)(i)
Year 2000 Compliant                                           Section 3.16(p)(i)


                                  ARTICLE II

                               PURCHASE AND SALE

          2.01  Purchased Assets.  Upon the terms and subject to the conditions
                ----------------
of this Agreement, at the Closing, Purchaser agrees to purchase from Seller, and Seller agrees to sell, transfer, assign and deliver to Purchaser, free and clear of all Liens other than Permitted Liens, all of the assets, properties and business of the Business, of every kind and description, wherever located, tangible or intangible, owned, held, licensed, leased or otherwise used in connection with the Business, as the same shall exist on the Closing Date (collectively, the "Purchased Assets"). Without limiting the generality of the foregoing, the Purchased Assets shall include all of Seller's right, title and interest in, to and under:

               (a) all items of inventory relating to the Business (the "Inventory"), notwithstanding how classified in the financial records of Seller, whether Software, hardware or otherwise, and including all raw materials, finished goods, Products, supplies, spare parts, samples and work in progress, including those items listed on Schedule 2.01(a)(i) but
                                                       -------------------
     not including such items of inventory listed on Schedule 2.01(a)(ii);
                                                     --------------------

               (b) all collateral materials, manuals, promotional materials, sales materials, display materials and product information materials used in the operation of the Business;

               (c) all of the fixed and other tangible personal property used in connection with the operation of the Business, including all capital assets used in the design and development of the Intellectual Property Rights and all Equipment described on Schedule 2.01(c);
                                           ----------------

               (d)  all backlog of the Business;

               (e) all Intellectual Property Assets and other intangible property (including all of Seller's rights, claims, credits, causes of action or rights of set-off against third Persons relating to the Purchased Assets) used in connection with, the Business, including all right, title and interest in the intellectual property rights listed on Schedule 2.01(e)
                                                                ----------------
     including Owned Software, and any other Development Environments and any other Software tools used in connection with the Business;

               (f) all prepaid expenses (including ad valorem taxes, leases and rentals) relating to the Business as existing on or prior to the Closing Date, including the prepaid expenses listed on Schedule 2.01(f);
                                                    ----------------

               (g) all information and assets, whether tangible or intangible, relating to technical or engineering support of the Business and the Products;

               (h)  all Contracts listed on Schedule 2.01(h) (the "Assumed
                                            ----------------
     Contracts");

               (i)  all Permits;

               (j)  all Products;

               (k) the originals or true copies of the Books and Records relating to the Business, other than those described in Section 2.02(c);

               (l) all accounts receivable relating to the Business, including the amount of One Million Dollars ($1,000,000) payable by Terayon Communication Systems ("Terayon") under the intellectual property license agreement between Terayon and Seller, and the accounts receivable listed on Schedule 2.01(l);
               ----------------

               (m)  all goodwill associated with the Purchased Assets; and

               (n) All (i) other assets (and related rights) acquired, developed or used in connection with the Business currently or previously and (ii) warranties, representations made to Seller by third parties with respect to any of the foregoing Purchased Assets, the Business or Assumed Liabilities, all rights, remedies, set-offs, allowances, rebates, discounts and credits granted to Seller or its Affiliates with respect to any of the foregoing Purchased Assets, the Business or Assumed Liabilities, together with any and all claims, causes of action and rights of Seller or its Affiliates existing previously, now or hereafter with respect to any of the foregoing Purchased Assets, the Business or Assumed Liabilities. To the extent any tangible or intangible assets or rights are discovered or identified at any time before or after the Closing Date which, pursuant to the Agreement, constitute

     Purchased Assets and should have been transferred to Purchaser, are still in Seller's or any of Seller's Affiliates' possession, Seller shall immediately transfer and promptly deliver them (or cause them to be delivered) to Purchaser, without additional charge.

          2.02  Excluded Assets.  Subject to Section 2.01, Purchaser and Seller
                ---------------
expressly understand and agree that the following assets and properties of Seller (the "Excluded Assets") shall be excluded from the Purchased Assets:

                (a) all assets, tangible or intangible, real or personal, that are not used by Seller in connection with the Business;

                (b) all Contracts that are not Assumed Contracts, including the Contracts relating to the Business listed on Schedule 2.02(b);
                                                  ----------------

                (c) the minute books, stock ledgers, accounting records and Tax Returns of Seller, provided that Purchaser shall have access to and be
                        --------
     provided with copies of all accounting records and Tax Returns relating to the Business pursuant to Section 5.05;

                (d) any Intellectual Property Rights used in Seller's wireless broadband boards and systems business (the "Excluded Intellectual Property Rights");

                (e) all cash and cash equivalents on hand and in banks on the Closing Date;

                (f) all Employee Benefit Plans and Employee Pension Benefit
     Plans;

                (g) all insurance contracts in effect as of the date of this Agreement insuring the Purchased Assets;

                (h) the inventory listed on Schedule 2.01(a)(ii); and
                                            --------------------

                (i) all leasehold or ownership interests in real property or any improvements thereon.

          2.03  Assumption of Liabilities.  Upon the terms and subject to the
                -------------------------
conditions of this Agreement, effective at the time of Closing, Purchaser agrees to assume the accounts payable and accrued liabilities set forth on the Seller's balance sheet as of the Financial Information Date included in the Financial Information attached to this Agreement as Exhibit 3.05 (subject to Sections 7.2
                                          ------------
and 7.5 of Appendix A to this Agreement with respect to accrued vacation and
           ----------
sick days) and as incurred in the ordinary course of business consistent with past practices as reflected on the balance sheet as of the Closing Date delivered at Closing subject to Section 8.01(a) and the Liabilities arising out of Purchaser's operation of the Business and ownership of the Purchased Assets, but only to the extent such Liabilities accrue after the Closing Date (the "Assumed Liabilities ", and all other Liabilities being referred to herein as "Excluded Liabilities").

          2.04  Excluded Liabilities.  Except for those Liabilities expressly
                --------------------
assumed by Purchaser pursuant to Section 2.03, the Purchaser shall not assume and shall not be liable for, and

Seller shall retain and remain solely liable for and obligated to discharge and indemnify and hold Purchaser harmless for, all of the debts, expenses, contracts, agreements, commitments, obligations and other Liabilities of any nature whatsoever of Seller, the Business or the Purchased Assets through and on the Closing Date, whether known or unknown, accrued or not accrued, fixed or contingent, including the following:

               (a)  Breaches of Contracts.  Any Liability for breaches by Seller
                    ---------------------
     or any Affiliates of Seller prior to the Closing Date of any instrument, purchase order or Contract or any Liability for payments or amounts due under any instrument, purchase order or Contract on or prior to the Closing Date;

               (b)  Taxes.  Except as otherwise provided in Section 7.04, any
                    -----
     Liability for Taxes attributable to or imposed upon Seller or any Affiliates of Seller, or attributable to or imposed upon the Business or the Purchased Assets for any period (or portion thereof) through the Closing Date;

               (c)  Indebtedness.  Any Liability for or in respect of any loan
                    ------------
     or other indebtedness for money borrowed of Seller or any Affiliates or Associates of Seller on or prior to the Closing Date;

               (d)  Benefit Plans.  Any Liability of the Seller or the Business,
                    -------------
     arising on or prior to the Closing Date, attributable to any Employee Benefit Plan or other employee benefit;

               (e)  Employees.  Any Liability for making payments of any kind
                    ---------
     (including as a result of this sale of Purchased Assets or as a result of the termination by Seller of employment of employees of Seller, or other claims arising out of the terms and conditions of employment with Seller, or for sick days, bonus or severance pay, stock option or other employee incentive plans or otherwise except as expressly provided in Appendix A) to
                                                                  ----------
     employees of Seller or in respect of payroll taxes for employees of Seller;

               (f)  Agreements.  Any Liability of Seller incurred in connection
                    ----------
     with the making or performance of this Agreement and the transactions contemplated hereby;

               (g)  STEL-9257.  Any Liability arising in connection with
                    ---------
     Seller's sales of its STEL-9257 Products to Hybrid Networks or the return of such products; and

               (h)  MDT Claims.  Any Liability in connection with any claims
                    ----------
     against Purchaser by Micro Devices Technology, Inc. and any Proceedings in connection therewith as described on Schedule 3.10.
                                          -------------

          2.05 Assignment of Contracts and Rights.  Anything in this Agreement
               ----------------------------------
or any other Acquisition Document to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Purchased Asset or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a party thereto, would constitute a breach or other contravention thereof or in any way adversely affect the rights of Purchaser or Seller thereunder. Seller shall use commercially reasonable efforts to obtain the consent of the other Persons for the assignment thereof to Purchaser as Purchaser may request. If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would adversely affect the rights thereunder so that Purchaser would not receive all such rights, Seller and Purchaser shall cooperate in a mutually agreeable arrangement under which Purchaser would obtain the benefits and assume the obligations thereunder in accordance with this Agreement, including subcontracting, sub-licensing or sub-leasing to Purchaser, or under which Seller would enforce for the benefit of Purchaser, with Purchaser assuming Seller's obligations, any and all rights of Seller against a third party thereto. Seller shall promptly pay to Purchaser when received all monies received by Seller in respect of any Purchased Asset or any claim or right or any benefit arising thereunder, except to the extent the same represents an Excluded Asset.

          2.06 Purchase Price.  The aggregate purchase price payable by
               --------------
Purchaser to Seller for the Purchased Assets (the "Purchase Price") shall be Thirty Seven Million Five Hundred Thousand Dollars ($37,500,000).

          2.07 Closing.  The closing of the purchase and sale of the Purchased
               -------
Assets hereunder (the "Closing") shall take place at the offices of Gibson, Dunn & Crutcher LLP, 1530 Page Mill Road, Palo Alto, California, as soon as possible, but in no event later than five (5) days after satisfaction of the conditions set forth in Article VIII, or at such other time or place as the parties may agree. At the Closing:

               (a) Seller shall deliver to Purchaser the Patent Assignments and such other endorsements, consents, assignments, instruments of conveyance and transfer documents (including the Bill of Sale and Assignment and Assumption Agreement) as Purchaser may reasonably request to vest in Purchaser all right, title and interest in, to and under the Purchased Assets and the Business. Simultaneously with the consummation of the transactions contemplated hereby, Seller, through its officers, agents and employees, will put Purchaser into full possession and enjoyment of all tangible Purchased Assets, terms FOB Seller, unless Purchaser otherwise specifies in writing that title and risk of loss pass outside of California. At the Closing, Seller shall commence delivery to Purchaser of those Purchased Assets identified by Purchaser to be delivered by remote telecommunications or such other method as Purchaser in its sole discretion directs. Seller shall use all commercially reasonable efforts to comply with the delivery protocol established jointly by Purchaser and Seller prior to Closing with respect to such Purchased Assets (the "Delivery Protocol");

               (b) Seller and Purchaser shall execute and deliver the Assignment and Assumption Agreement;

               (c) Each of Seller, Newbridge and Purchaser shall execute and deliver the Non-Competition Agreement;

               (d) Seller and Purchaser shall execute and deliver the Transition Services Agreement; and

               (e)  Purchaser shall pay the Purchase Price to Seller.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF SELLER

          As an inducement to Purchaser to enter into this Agreement and to consummate the transactions contemplated herein, Seller represents and warrants to Purchaser as follows:

          3.01 Existence and Good Standing.  Seller is a corporation duly
               ---------------------------
organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and authority required to carry on its business as now conducted and to own and operate the businesses as now owned and operated by it (including the Business). Seller is not required to be qualified to conduct business in any state other than such states where the failure to be so qualified, whether singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on it. Seller has heretofore delivered to Purchaser complete and correct copies of its certificate of incorporation and bylaws as currently in effect.

          3.02 Authorization and Enforceability.  The execution, delivery and
               --------------------------------
performance by Seller of this Agreement and the other Acquisition Documents, and the consummation of the transactions contemplated hereby and thereby, are within Seller's powers and have been duly authorized by all necessary corporate and stockholder action on its part. This Agreement and the Supply Agreement have been and, when executed at the Closing, the other Acquisition Documents will have been, duly and validly executed by Seller and, assuming the due execution and delivery of this Agreement and the other Acquisition Documents to which it is a party by Purchaser, as applicable, will constitute the legal, valid and binding agreements of Seller, enforceable against Seller in accordance with their respective terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

          3.03 Governmental or Other Authorization. Except as set forth
               -----------------------------------
on Schedule 3.03, the execution, delivery and performance by Seller of this
   -------------
Agreement and the other Acquisition Documents, and the consummation by it of the transactions contemplated hereby and thereby, require no Governmental Approval from any Governmental Authority or any consent, waiver or approval of any other Person.

          3.04 Non-Contravention.
               -----------------

               (a)  Except as set forth on Schedule 3.04, the execution,
                                           -------------
     delivery and performance of this Agreement and the other Acquisition Documents by Seller, and the consummation of the transactions contemplated hereby and thereby, do not and will not (a) contravene or conflict with the certificate of incorporation or bylaws of Seller, (b) assuming receipt of the Required Consents, contravene or conflict with or constitute a material violation of any provision of any Applicable Law binding upon or applicable to Seller, the Purchased Assets or the Business or (c) assuming receipt of the Required Consents, constitute a default under, give rise to any right of termination, cancellation, modification, or acceleration of, or to a loss of any material benefit to which the Business is entitled, or result in the creation or imposition of any Lien on the Purchased Assets (other than Permitted Liens), or any Permit relating to the Business or by which Seller, any of the Purchased Assets or the Business may be bound or materially affected.

               (b) Newbridge has consented to this Agreement and the transactions contemplated hereby, and will enter into the NonCompetition Agreement as a condition to the obligation of Purchaser to consummate the Closing.

          3.05 Financial Statements; Undisclosed Liabilities; Books and Records.
               ----------------------------------------------------------------

               (a)  Attached hereto as Exhibit 3.05 is financial data and other
                                       ------------
     financial information of the Business as of June 30, 1999 (the "Financial Information Date") and for the year ended March 31, 1999 (collectively, the "Financial Information"). The Financial Information has been prepared internally by Seller and has not been audited by any independent certified public accountants or auditors.

               (b) The Financial Information has been prepared based on the Books and Records of Seller and includes items accounted for in accordance with GAAP consistent with the methods used for the purpose of preparing the accounting for such items in connection with the Seller's financial statements for prior periods and presents fairly the financial condition and results of operations of the Business as of the dates indicated or for the periods indicated.

               (c) There are no Assumed Liabilities of Seller relating to the Business other than (i) any Liability accrued in accordance with GAAP or disclosed in the Financial Information; (ii) Liabilities incurred in the ordinary course of business since the Financial Information Date that are consistent with Seller's past practices and are not individually or in the aggregate material to the Business or the Purchased Assets and (iii) the Liabilities described on Schedule 3.05(c) hereto.
                              ----------------

               (d) All of the Books and Records of Seller relating to the Business have been made available to Purchaser prior to the execution of this Agreement and contain a true and complete record, in all material respects, of the business, operations, financial condition, results of operations, assets and Liabilities relating to the Business. Seller has no Books and Records recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) that are not under the exclusive ownership and direct control of Seller.

          3.06 Absence of Certain Changes.  Except as set forth on Schedule
               --------------------------                          --------
3.06, since the Financial Information Date, the Business has been conducted in
----
the ordinary course consistent with past practice, and there has not been:

               (a) any event, occurrence, state of circumstances or facts or change in respect of the Division or in the Business that has had or that may be reasonably expected to have, either alone or together, a Material Adverse Effect on the Business;

               (b) (i) any change in any Liabilities of Seller that has had, or that may be reasonably expected to have, a Material Adverse Effect on the Business or (ii) any incurrence, assumption or guarantee of any indebtedness for borrowed money by Seller in connection with the Business or any of the Purchased Assets;

               (c) any creation, assumption or sufferance of (whether by action or omission) the existence of any Lien on any of the Purchased Assets, other than Permitted Liens;

               (d) any waiver, amendment, termination or cancellation of any Assumed Contract or any relinquishment of any material rights thereunder by Seller, other than, in each such case, actions taken in the ordinary course of business consistent with past practice that are not material with respect to any such Assumed Contract;

               (e) any representation of Seller to any employee or former employee of the Business that Purchaser would assume, continue to maintain or implement any Benefit Plan after the Closing Date;

               (f) any change by Seller in its accounting principles, methods or practices or in the manner it keeps its accounting books and records relating to the Business, except any such change required by a change in GAAP;

               (g) any (i) single capital expenditure commitment relating to the Business by Seller in excess of Fifty Thousand Dollars ($50,000) or aggregate capital expenditures relating to the Business by Seller in excess of One Hundred Thousand Dollars ($100,000) for additions to property, plant, equipment or intangible capital assets comprising Purchased Assets likely to occur, in whole or in part, after the Closing Date or (ii) sale, assignment, transfer, lease or other disposition of or agreement to sell, assign, transfer, lease or otherwise dispose of, any Purchased Asset, other than sales of Inventory in the ordinary course of business consistent with past practice;

               (h) any material damage, destruction or other casualty loss with respect to any Purchased Asset or any other material asset or property owned, leased or otherwise used by Seller in the Business, whether or not covered by insurance; or

               (i) any discount or other promotion for the early payment of accounts receivable of the Business, except in the ordinary course of business consistent with past practice.

          3.07 Properties; Material Leases; Tangible Assets.
               --------------------------------------------

               (a) Seller has legal, valid and binding leasehold or license interests in all leased personal property or personal properties that are Purchased Assets, except those properties disposed of in the ordinary course of business consistent with past practice after the Financial Information Date thereof free and clear of all Liens (other than Permitted Liens).

               (b) All tangible personal properties and assets that are Purchased Assets are in good operating condition and repair (subject to normal wear and tear) and are adequate for the uses to which they are put, and no material personal properties or assets necessary for the conduct of the Business in substantially the same manner as the Business has heretofore been conducted are in need of replacement, maintenance or repair except for routine replacement, maintenance and repair. Schedule 2.01(c)
                                                             ----------------
     sets forth a correct and complete list of all Equipment owned or leased by Seller and used in connection with the Business.

               (c) There are no personal property leases or licenses relating to the Business to which Seller is a party or by which Seller is bound.

          3.08 Receivables.  Schedule 2.01(l) sets forth a correct and complete
               -----------   ----------------
list of all accounts receivable, notes receivable and other receivables relating to the Business (collectively, the "Receivables") and the amounts owed by the third Persons obligated to pay Seller with respect thereto. Each of the Receivables was recorded in accordance with GAAP and was entered into by a Seller in the ordinary course of business, consistent with past practice, and, to the Knowledge of Seller, constitutes the legal, valid and binding obligation of the third Person obligated to pay Seller with respect thereto. To the Knowledge of Seller, none of the Receivables is subject to any valid defense, offset or counterclaim. Seller has no Knowledge of any pending or threatened claim or assertion by any such third Person that such third Person is not obligated to pay Seller the full amount of any such Receivable. To the Knowledge of Seller, the Receivables are collectible in full in the ordinary course of business, consistent with past practice, subject to any reserve therefor identified in Schedule 2.01(l).
              ----------------

          3.09 Inventories.  Schedule 2.01(a)(i) sets forth all inventories of
               -----------   -------------------
raw materials, work-in-process and finished goods included in the Purchased Assets as of July 1, 1999. All Inventory acquired after the Financial Information Date was acquired in the ordinary course of business of business consistent with past practice. All such Inventories consist of a quality and quantity usable and saleable (free of any material defect or deficiency) in the ordinary course of business, consistent with past practice, except for slow-moving, damaged or obsolete items and materials of below standard quality, all of which have been written down to net realizable value or in respect of which adequate reserves have been provided, in each case as fully reflected in the Financial Information. The value at which Inventories are carried in the Financial Information reflect the normal inventory valuation policy of Seller in accordance with GAAP and on a basis consistent with that of preceding periods.
Schedule 2.01(a)(i) contains a complete accurate list of the locations
-------------------
(including locations of Inventory held by distributors or representatives where the Inventory is located).

          3.10 Litigation.  There are no actions, suits, claims, charges,
               ----------
hearings, arbitrations, audits, proceedings (public or private) or, to the Knowledge of Seller, investigations (collectively, "Proceedings") that have been brought or initiated by or against any Governmental Authority or any other Person, or are pending or, to the Knowledge of Seller, threatened (a) by or against Seller relating to any of the Purchased Assets or the Business or (b) that seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement or any of the other Acquisition Documents. There are no existing orders, judgments or decrees of any Governmental

Authority relating to the Business or any of the Purchased Assets. Except as disclosed on Schedule 3.10, there are no Proceedings that have been brought or
             -------------
initiated or, to Seller's Knowledge, threatened to be brought or initiated, by any customer or other third Person against Seller relating to any of the Purchased Assets or the Business.

          3.11 Material Contracts.
               ------------------

               (a)  Schedule 3.11(a) sets forth a complete list of all Contracts
                    ----------------
     that are material to the Business or any of the Purchased Assets, including the following (the "Material Contracts"): (i) each sales Contract relating to the Business pursuant to which the dollar volume of sales to Seller exceeded Fifty Thousand Dollars ($50,000) in the fiscal year ending April 1, 1999 or in the first three (3) months of fiscal year 2000, (ii) each Contract that requires payment by or to Seller in respect of the Business or any of the Purchased Assets subsequent to the date of this Agreement of more than Fifty Thousand Dollars ($50,000), (iii) all Contracts in respect of the Business relating to, and evidences of, indebtedness for borrowed money or the deferred purchase price of property (whether incurred, assumed, guaranteed or secured by any Purchased Asset), (iv) all partnership, joint venture or other similar Contracts, arrangements or agreements, relating to the Business or any of the Purchased Assets; (v) each license of Intellectual Property Assets by or to Seller not otherwise set forth on Schedule 3.16(h) or Schedule 3.16(i); and (vi) all other
                  ----------------    ----------------
     Contracts relating to the Business or any of the Purchased Assets where the loss of any such Contract or a group of such Contracts, or a default under any such Contract or group of such Contracts, could be reasonably expected to be material to the Business.

               (b) Each Material Contract is a legal, valid and binding obligation of Seller and, to the Knowledge of Seller, each other Person who is a party thereto, enforceable against Seller and each such Person in accordance with its terms, and neither Seller nor, to the Knowledge of Seller, any other party thereto is in material default thereunder.

               (c)  Schedule 3.11(c) sets forth a list (by name and address) of
                    ----------------
     the ten (10) largest suppliers of the Business for the 12-month period ended April 1, 1999 and the three (3) months ended July 31, 1999, together with the dollar amount of sales during said period and a list of the products purchased.

          3.12 Permits; Required Consents.
               --------------------------

               (a)  Schedule 3.12(a) sets forth all approvals, authorizations,
                    ----------------
     certificates, consents, licenses, orders and permits and other similar authorizations of all Governmental Authorities (and all other Persons) necessary for the operation of the Business in substantially the same manner as currently operated by Seller currently and during the past twelve
     (12) months (collectively, the "Permits"). Seller holds all material Permits and approvals of Governmental Authorities necessary for the lawful conduct of the Business. Except as set forth in Schedule 3.12(a), each
                                                     ----------------
     Permit is valid and in full force and effect in all material respects, and none of the Permits will be terminated or become terminable or impaired in any material respect as a result of the transactions contemplated hereby.

               (b)  Schedule 3.12(b) lists (i) each Governmental Approval
                    ----------------
     required under Applicable Law to be obtained by Seller by virtue of the execution and delivery of this Agreement and the other Acquisition Documents, or the consummation of the transactions contemplated hereby and thereby, or to avoid the loss of, or any material modification to, any Permit (each, a "Required Governmental Approval") and (ii) each Contract with respect to which the consent of the other party or parties thereto must be obtained by Seller by virtue of the execution and delivery of this Agreement and the other Acquisition Documents, or the consummation of the transactions contemplated hereby and thereby to avoid the loss of any material benefit under, or any material modification to, any such Contract, (each, a "Required Contractual Consent" and, collectively with the Required Governmental Approvals, the "Required Consents").

          3.13 Compliance with Applicable Laws.  Seller has not violated or
               -------------------------------
infringed, and is not violating or infringing, in any material respect, in connection with the Business or its ownership of any of the Purchased Assets, any Applicable Law relating to the Business or the Purchased Assets or any order, writ, injunction or decree of any Governmental Authority relating to the Business or the Purchased Assets.

          3.14 Employment Agreements; Employee Benefits.  Reference is made to
               ----------------------------------------
Appendix A which is incorporated herein by reference.
----------

          3.15 Labor and Employment Matters.  Reference is made to Appendix A
               ----------------------------                        ----------
which is incorporated herein by reference.

          3.16 Intellectual Property.
               ---------------------

               (a)  Certain Definitions.  When used in this Section 3.16, the
                    -------------------
     following capitalized terms shall have the following meanings:

                    (i) "Development Environments" means any device, programming, documentation, media and other objects, including compilers, "workbenches," tools, and higher-level or "proprietary" languages, used by Seller for the development, maintenance and implementation of any Software, to the extent such objects may be necessary for any subsequent maintenance or enhancement of such Software;

                    (ii) "Intellectual Property Rights" means intellectual property rights arising from or in respect of the following, whether protected, created or arising under the laws of the United States or any other jurisdiction:

                         (1) fictional business names, trade names, trademarks and service marks (whether registered or unregistered, including any applications for registration of any of the foregoing), logos, Internet domain names, trade dress rights and general intangibles of a like nature, together with the goodwill associated with any of the foregoing (collectively, "Marks");

                         (2) patents and applications therefor, including continuation, divisional, continuation-in-part, or reissue patent applications and patents issuing thereon (collectively, "Patents");

                         (3) copyrights and registrations and applications therefor (collectively, "Copyrights") and mask work rights; and

                         (4) know-how, inventions, discoveries, concepts, ideas, methods, processes, designs, formulae, technical data, drawings, specifications, data bases and other proprietary and confidential information, including customer lists, in each case excluding any rights in respect of any of the foregoing that comprise or are protected by Copyrights, mask work rights or Patents (collectively, "Trade Secrets");

                  (iii) "Intellectual Property Assets", for purposes of this Agreement, means all Intellectual Property Rights owned or licensed by Seller and used in the Business other than Excluded Intellectual Property Rights, and all further uses of the terms Marks, Patents, Copyrights, and Trade Secrets in this Section 3.16 shall mean Marks, Patents, Copyrights, and Trade Secrets that are Intellectual Property Assets; and

                  (iv) "Software" means any and all (w) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (x) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (y) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, and (z) all documentation, including user manuals and training documentation, relating to any of the foregoing, in each case developed by or for, or licensed or made available to, Seller and used in the Business.

               (b)  Marks.  Schedule 3.16(b) sets forth an accurate and complete
                    -----   ----------------
     list of all registered Marks, pending applications for registration of any Marks and material unregistered Marks, in each case owned by Seller and used by Seller in the Business as presently conducted (collectively, "Owned Marks"). Except as may be set forth in Schedule 3.16(b):
                                            ----------------

                    (i) Seller owns all right, title and interest in each of the Owned Marks, free and clear of any and all Liens, covenants, conditions and restrictions or other adverse claims or interests of any kind or nature, and Seller has not received any notice or claim (whether written or oral) challenging Seller's exclusive and complete ownership of such Marks or suggesting that any other Person has any claim of legal or beneficial ownership or other claim or interest with respect thereto;

                    (ii) to Seller's Knowledge, the use of any of the Owned Marks by Purchaser in accordance with Section 6.03 does not create a likelihood of confusion with any trade name, trademark or service mark of any other Person;

               (c)  Owned Patents.  Schedule 3.16(c) sets forth an accurate and
                    -------------   ----------------
     complete list of all Patents owned by Seller (collectively, "Owned Patents"). Except as may be set forth on Schedule 3.16(c):
                                              ----------------

                    (i) Seller is the owner of all right, title and interest in and to all Owned Patents, in each case free and clear of any and all Liens, covenants, conditions and restrictions or other adverse claims or interests of any kind or nature, and neither Seller nor its Affiliates have received any notice or claim (whether written or oral) challenging Seller's complete and exclusive ownership of the Owned Patents or suggesting that any other Person has any claim of legal or beneficial ownership with respect thereto;

                    (ii) Seller and its Affiliates have not received any notice or claim (whether written or oral) challenging or questioning the validity or enforceability of any of the Owned Patents or indicating an intention on the part of any Person to bring a claim that any Owned Patent is invalid, is unenforceable or has been misused and, to Seller's Knowledge, no Owned Patent otherwise has been challenged or threatened in any way;

                    (iii) to the Knowledge of Seller, the Owned Patents are valid and enforceable, provided that no representation regarding validity or enforceability is made with respect to patent applications;

                    (iv) Seller has not taken any action or failed to take any action (including a failure to disclose material prior art in connection with the prosecution of any Patent), conducted the Business, or used or enforced (or failed to use or enforce) any of the Owned Patents in a manner that would result in the abandonment or unenforceability of any of the Owned Patents;

                    (v) the inventions disclosed in the Owned Patents may be practiced by Seller without infringing any other patents owned by any Person;

                    (vi) Seller has taken commercially reasonable steps to protect Seller's rights in and to the Owned Patents;

                    (vii) Seller has not granted to any Person any right, license or permission to practice any of the Owned Patents other than pursuant to any Technology Distribution Agreement disclosed in Schedule
                                                                    --------
     3.16(i);
     --------

                    (viii) all of the Owned Patents are currently in compliance with legal requirements including proofs of working or use);

                    (ix) all maintenance fees, annuities, and the like due on the Owned Patents have been timely paid;

                    (x) no Owned Patent has been or is now involved in any interference, reissue, reexamination or opposition Proceeding or any other litigation or Proceeding of any kind;

                    (xi) to Seller's Knowledge, there is no patent or patent application issued to or filed by any other Person, which patent or patent application is actually interfering with any Owned Patents; and

                    (xii) to Seller's Knowledge, the activities, technology, products or operations of no other Person has infringed or is infringing in any material respect on any of the Owned Patents.

               (d)  Owned Copyrights/Maskworks.  There are no copyrights owned
                    --------------------------
     by, or pending applications for registration for Copyrights, by Seller in connection with the Business.

               (e)  Trade Secrets.  Schedule 3.16(e) sets forth a summary of all
                    -------------   ----------------
     memoranda of invention or invention disclosures owned by Seller that relate to the Business and that are not covered by any patents or patent applications included in the Owned Patents (collectively, the "Invention Disclosures"). Seller has taken reasonable precautions in accordance with standard industry practice to protect the secrecy, confidentiality and value of all Invention Disclosures and all other material Trade Secrets of Seller (collectively, "Owned Trade Secrets"). Except as may be set forth in Schedule 3.16(e):
        ----------------

                    (i) Seller has the absolute and unrestricted right to use all of the Owned Trade Secrets and none of the Owned Trade Secrets is subject to any Liens, covenants, conditions and restrictions or other adverse claims or interests of any kind or nature, and neither Seller nor its Affiliates have received any notice or claim (whether written or oral) challenging Seller's absolute and unrestricted right to use any of the Owned Trade Secrets or suggesting that any other Person has any claim of any kind with respect thereto;

                    (ii) with respect to the Owned Trade Secrets, the documentation relating thereto is current, accurate and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the special knowledge or memory of others;

                    (iii) except under appropriate confidentiality obligations that, to the Knowledge of Seller, have been fully observed and performed, there has been no disclosure by Seller of material confidential information or other Owned Trade Secrets to any other Person; and

                    (iv) no other Person has misappropriated any of the Owned Trade Secrets.

               (f)  Software.  Schedule 3.16(f) sets forth a complete and
                    --------   ----------------
     accurate list of all of the Software (i) that is owned exclusively by Seller and used in the conduct of the Business (collectively, the "Owned Software"), and all Software that is used by Seller in the conduct of the Business that is not exclusively owned by Seller (collectively, the "Licensed Software"), excluding off-the-shelf desktop applications (other than Development

     Environments) available on reasonable terms through commercial distributors or in consumer retail stores for a license fee of no more than Twenty-Five Thousand Dollars ($25,000). Except as may be set forth in Schedule 3.16(f):
                                                               ----------------

               (i) Seller is the owner of all right, title and interest in and to all Owned Software, including all Copyrights, Trade Secrets and other Intellectual Property Rights relating thereto, in each case free and clear of any and all liens, encumbrances, covenants, conditions and restrictions or other adverse claims or interests of any kind or nature, and Seller and its Affiliates have not received any notice or claim (whether written or oral) challenging Seller's complete and exclusive ownership of all Owned Software and all such Intellectual Property Rights relating thereto, or suggesting that any other Person has any claim of legal or beneficial ownership with respect thereto;

               (ii) Seller has not assigned, licensed, transferred or encumbered to or for the benefit of any Person any of its rights in or to any Software in which it has rights, including any Copyrights, Trade Secrets or other Intellectual Property Rights of Seller with respect thereto, excluding any non-exclusive licenses granted to customers in the ordinary course of business and any license granted pursuant to any Technology Use Agreement disclosed in Schedule 3.16(i);
                                           ----------------

               (iii) no source code of any Owned Software has been licensed or otherwise made available to any Person, Seller has treated the source code of the Owned Software, and the data associated therewith, as confidential and proprietary business information, and has taken all reasonable steps to protect the same as trade secrets of Seller;

               (iv)   any Person identified in Schedule 3.16(f) as having
                                               ----------------
     received any such source code or data is bound by an appropriate confidentiality and non-disclosure agreement with respect thereto, and Seller is not aware of any material breach of any such agreement or any threatened disputes or disagreements with respect thereto;

               (v) none of the Software developed by or for Seller contains any programming code, documentation, or other materials or any Development Environments that embody Intellectual Property Rights of any Person other than Seller, except for such materials or Development Environments obtained by Seller from Persons that make such materials or Development Environments generally available on standard commercial terms and that have expressly licensed Seller to utilize such materials or Development Environments in the manner they have been utilized;

               (vi) Seller has lawfully acquired the right to use the Licensed Software as it is used in the conduct of the Business as presently conducted, and has not exercised any rights in respect of any Licensed Software, including any reproduction, distribution or derivative work rights, outside the scope of any license expressly granted by the Person from which the right to use such Licensed Software was obtained;

               (vii) no royalties, fees, honoraria or other payments are payable by Seller to any Person by reason of the ownership, use, sale, licensing, distribution or other exploitation of any Software;

               (viii) none of the Software products that Seller has distributed or otherwise made available to third parties or that have been designed by Seller for commercial distribution (i) contain any Licensed Software or
     (ii) contain any lines of code or other Software licensed to Seller by any other third party that has made such Software (or other Software from such Software is derived) available to Seller subject to the condition that Seller shall not charge a fee or otherwise seek any compensation in connection with re-distributing or otherwise exploiting such Software; and

               (ix) the Owned Software was (A) developed by employees of Seller in the course of their employment by Seller, (B) developed by independent contractors that have assigned in writing to Seller all such contractors' respective rights in the Software developed thereby or (C) otherwise acquired by Seller from a third party pursuant to a written agreement containing an express assignment of rights by such third party to Seller.

          (g)  Software Documentation.  Except as may be set forth in
               ----------------------
     Schedule 3.16(g), Seller has taken all actions customary in the software
     ----------------
     industry to document the Owned Software and its operation.

          (h)  Agreements in Respect of Licensed Technology.  Schedule 3.16(h)
               --------------------------------------------   ----------------
     sets forth a complete and accurate list of all license agreements granting to Seller any material right to use or practice any rights under any Intellectual Property Asset other than software commercially available on reasonable terms to any person for a license fee of no more than Twenty-Five Thousand Dollars ($25,000) but including all such agreements that are otherwise material to Seller (collectively, the "Licensed Technology Agreements"), indicating for each the title and the parties thereto. There is no material outstanding or, to Seller's Knowledge, threatened dispute or disagreement with respect to any Licensed Technology Agreement. Seller owns or possesses adequate licenses or other rights to use all of its Intellectual Property Assets. Schedule 3.16(h) contains a complete and
                                   ----------------
     accurate list and summary description, including any royalties paid or received by Seller, other royalty obligations or other volume or milestone-based payment obligations of Seller, of all Contracts relating to the Intellectual Property Assets to which Seller is a party or by which Seller is bound, except for any license for common publicly retailed software programs that are currently distributed with a value of less than Twenty-Five Thousand Dollars ($25,000). Except as may be set forth in Schedule
                                                                     --------
     3.16(h):
     -------

          (i) all Licensed Technology Agreements are, and until the Closing will remain, in full force and effect, and Seller is not in material breach thereof, nor is it aware of any claim or information to the contrary;

          (ii) there are no outstanding and, to Seller's Knowledge, no threatened disputes or disagreements with respect to any Licensed Technology Agreement;

                    (iii) the expiration dates of all Licensed Technology Agreements are sufficiently distant from the date hereof that no potential impairment of the value of any of Seller's products could reasonably be imputed by virtue of the non-renewal of the term of any Licensed Technology Agreement;

                    (iv) the rights licensed under each Licensed Technology Agreement shall be exercisable by Purchaser on and after the Closing to the same extent as exercisable by Seller prior to the Closing (subject to any applicable consent requirement);

                    (v) the Licensed Technology Agreements together expressly confer on Seller valid and enforceable rights under or in respect of all of the Intellectual Property Rights that are not owned exclusively by Seller and that are used or practiced in the Business (collectively, the "Licensed Intellectual Property"); and

                    (vi) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a material default under, or result in the impairment of any material rights under, any Licensed Technology Agreement.

             (i)    Agreements Involving Distribution or Other Rights Granted
                    ---------------------------------------------------------
     to Third Parties.  Schedule 3.16(i) contains a complete and accurate
     ----------------   ----------------
     specific list of all agreements and arrangements involving the grant by Seller to any Person of any right to distribute, develop, prepare derivative works based on, support or maintain or otherwise commercially exploit any Software or other Products or technology of Seller used in connection with the Business, including any value-added reseller agreements, joint development or marketing agreements or strategic alliance agreements involving any Software or such Products or technology (collectively, "Technology Distribution Agreements"). Except as may be set forth in Schedule 3.16(i):
              ----------------

                    (i) all Technology Distribution Agreements are, and until the Closing will remain, in full force and effect, and Seller is not in material breach thereof, nor is it aware of any claim or information to the contrary;

                    (ii) there are no outstanding and, to Seller's Knowledge, no threatened disputes or disagreements with respect to any Technology Distribution Agreement; and

                    (iii) neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with or result in a material breach of any of the terms, conditions or provisions of, or constitute a material default under any Technology Distribution Agreement.

             (j)    Sufficiency of Owned and Licensed Intellectual Property.
                    -------------------------------------------------------
     Except as set forth in Schedule 3.16(j), the Owned Patents, the Owned Trade
                            ----------------
     Secrets and the Licensed Intellectual Property constitute all of the Intellectual Property Rights necessary for the conduct of the Business as presently conducted by Seller and constitute all of the Intellectual Property Rights necessary to operate the Business after the Closing in substantially the same manner as the Business heretofore has been operated by Seller.

               (k)  Performance of Existing Products.  Except as may be set
                    --------------------------------
     forth in Schedule 3.16(k), all products that Seller has distributed or
              -----------------
     otherwise made available to third parties or that have been designed by Seller for commercial distribution, or have been used by Seller in connection with the performance of services for any of its customers in connection with the Business (the "Products"), perform in all material respects, free of significant bugs or programming or other design errors.

               (l)  Infringement.  Except as may be set forth in Schedule
                    ------------                                 --------
     3.16(l), neither Seller nor any of its Affiliates is, nor has been during
     --------
     the three (3) -year period prior to the date hereof, a party to any Proceeding, nor is, or during the one (1) -year period prior to date hereof has been, any Proceeding, to Seller's Knowledge, threatened, that involves or involved a claim of infringement, misappropriation or other wrongful use or exploitation, either (i) by Seller or any of its Affiliates against any other Person or (ii) by any Person against Seller or any of its Affiliates of any Intellectual Property Asset or other Intellectual Property Right used or exploited by Seller in the conduct of the Business, nor, to the Knowledge of Seller, is there any reasonable basis therefor. Except as may be set forth in Schedule 3.16(l), Seller has the exclusive right to bring
                     ----------------
     actions against any Person that is infringing any Intellectual Property Assets other than Licensed Intellectual Property and to retain for itself any Damages recovered in any such action.

               (m)  Employee Confidentiality Agreements.  Except as set forth in
                    ------------------------------------
     Schedule 3.16(m), all current and former employees and consultants of
     ----------------
     Seller whose duties or responsibilities relate to the Business have entered into confidentiality, invention assignment and proprietary information agreements with Seller in substantially the form provided to Purchaser. To the Knowledge of Seller, no employee or consultant of Seller whose duties or responsibilities relate to the Business is obligated under any agreement (including licenses, covenants or commitments of any nature) or subject to any judgment, decree or order of any court or administrative agency, or any other restriction that would interfere with the use of his or her best efforts to carry out his or her duties for Seller or to promote the interests of Seller or that would conflict with the Business. The carrying on of the Business by such employees and contractors of Seller and the conduct of the Business as presently proposed, will not, to Seller's Knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees or consultants or Seller is now obligated. Except as set forth in Schedule 3.16(m), to the Knowledge
                                            ----------------
     of Seller, it will not be necessary to utilize any inventions or any other intellectual property of any employees of Seller acquired prior to their employment by Seller in order to carry on the Business as presently conducted by Seller. To the Knowledge of Seller, at no time during the conception of or reduction to practice of any of Intellectual Property Right owned by Seller was any developer, inventor or other contributor to such Intellectual Property Right operating under any grants from any governmental entity or agency or private source, performing research sponsored by any governmental entity or agency or private source or subject to any employment agreement or invention assignment or nondisclosure agreement or other obligation with any third party that could adverselyaffect Seller's rights in such Intellectual Property Rights. Schedule 3.16(m) lists each
                                                   ----------------
     present and past employee, independent contractor and consultant who participated in a material way in the creation or development of any Owned Software or any other material Intellectual Property Asset, indicating, in the case of any such employee, whether such employee is a present or past employee and, if a past employee, the name of the current employer of such past employee, if known by Seller. Without limiting the generality of the foregoing, Schedule 3.16(m) specifically identifies each inventor named in
                ----------------
     any Owned Patents (either individually or jointly with others), and indicates whether such inventor is a current employee of Seller and, if not a current employee of Seller, (i) the relationship of such inventor to Seller at the time the respective invention was made and the present relationship, if any, of such inventor with Seller and (ii), if known, the employer and current position of such inventor with such employer.

               (n)  Export Restrictions.  Seller has not exported or transmitted
                    -------------------
     Software or other Products in connection with the Business to any country to which such export or transmission is restricted by any applicable United States regulation or statute, without first having obtained all necessary and appropriate United States or foreign government licenses or permits.

               (o)  Disabling Code and Contaminants.  The components
                    -------------------------------
     manufactured by Seller and used in Seller's Products in connection with the Business are free of any disabling codes or instructions (a "Disabling Code"), and, to Seller's Knowledge, any virus or other intentionally created, undocumented contaminant (a "Contaminant"), that may, or may be used to, access, modify, delete, damage or disable any Systems (as defined below) or that may result in damage thereto. Seller has taken reasonable steps and implemented reasonable procedures to ensure that its internal computer systems used in connection with the Business (consisting of hardware, software, databases or embedded control systems, "Systems") connection with the Business obtained by Seller from third party suppliers are, to the Knowledge of Seller, free of any Disabling Codes or Contaminants that may, or may be used to, access, modify, delete, damage or disable any of the Systems or that might result in damage thereto. Except as may be set forth in Schedule 3.16(o), Seller has in place appropriate
                            ----------------
     disaster recovery plans, procedures and facilities and has taken all reasonable steps to safeguard its Systems and restrict unauthorized access thereto.

               (p)  Year 2000.
                    ---------

                    (i)  Except as set forth in Schedule 3.16(p), Seller's
                                                ----------------
     Products (including Products currently under development) will record, store, process and calculate and present calendar dates falling on and after December 31, 1998, and will calculate any information dependent on or relating to such dates in the same manner and with the same functionality, data integrity and performance as the products record, store, process, calculate and present calendar dates on or before December 31, 1998, or calculate any information dependent on or relating to such dates (collectively "Year 2000 Compliant"). Except as set forth in Schedule
                                                                  --------
     3.16(p), (A) none of Seller's Products will lose significant functionality
     -------
     with respect to the introduction of records containing dates falling on or after December 31, 1998; and (B) all of Seller's internal computer systems (including to Seller's Knowledge, third party software) comprised of software, hardware, databases or embedded control systems (microprocessor controlled, robotic or other device) related to the Business (collectively, a "Business System"), that constitutes a part of, or is used in connection with the use, operation or enjoyment of, any tangible or intangible asset or real property of Seller, including its accounting systems, are Year 2000 Compliant. Except as set forth on Schedule 3.16(p),
                                                               ----------------
     the current versions of Seller's Software and all other Intellectual Property Rights may be used prior to, during and after December 31, 1998, such that such Software and Intellectual Property Assets will operate prior to, during and after such time period without error caused by date data that represents or references different centuries or more than one century.

                    (ii) Seller's Products and the conduct of the Business will not be materially adversely affected by the advent of the year 2000, the advent of the twenty-first century or the transition from the twentieth century through the year 2000 and into the twenty-first century. Except as set forth on Schedule 3.16(p), Seller is not reasonably likely to incur
                   ----------------
     expenses arising from or relating to the failure of any of its Business Systems or any Products (including all Products sold on or prior to the date hereof) as a result of the advent of the year 2000, the advent of the twenty-first century or the transition from the twentieth century through the year 2000.

               (q)  Patents Licensed to Purchaser. Seller is the owner of all
                    -----------------------------
     right, title and interest in and to all Patents to be licensed by Seller to Purchaser pursuant to the Seller License Agreement, in each case free and clear of any and all Liens, and Seller has the right and authority to grant the license of such Patents as provided in the Seller License Agreement. Neither Seller nor its Affiliates have received any written notice or claim challenging or questioning Seller's complete and exclusive ownership of the Patents to be licensed to Purchaser pursuant to the Seller License Agreement.

          3.17 Advisory Fees. There is no investment banker, broker, finder or
               --------------
other intermediary or advisor that has been retained by or is authorized to act on behalf of Seller, who might be entitled to any fee, commission or reimbursement of expenses from Seller, or any Affiliate or Associate of Seller, upon consummation of the transactions contemplated by this Agreement.

          3.18 Environmental Compliance.
               ------------------------

               (a) Seller has obtained and is in material compliance with all approvals, authorizations, certificates, consents, licenses, orders and permits or other similar authorizations of all Governmental Authorities, or from any other Person, that are required under any Environmental Law applicable to the Business, a correct and complete list of which is set forth on Schedule 3.18.
              -------------

               (b) Seller has complied with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws applicable to the Business.

               (c) There are no past or present events, conditions, circumstances, practices, incidents, actions, omissions or plans relating to or in any way affecting the Business or any of the Purchased Assets that violate or violated or may after the Closing violate any Environmental Law or that may give rise to any Environmental Liability with respect to the Purchased Assets or the Business (i) under any Environmental Law applicable to the Business or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any Hazardous Substance in connection with the Business.

          3.19 Insurance.  Set forth on Schedule 3.19 is a complete and correct
               ---------                -------------
     list of all material insurance policies of any kind owned by Seller currently in force with respect to the Business (collectively, the "Insurance Policies" ), including all "occurrence based" liability policies regardless of the periods to which they relate. Schedule 3.19 also sets
                                                     -------------
     forth for each Insurance Policy the type of coverage, the insurer and the amounts of coverage. The Insurance Policies as currently in effect constitute insurance against all risks of a character and in such amounts as are usually insured against by similarly situated companies in the same or similar businesses. Seller has complied in all material respects with the provisions of all such policies. No insurer under any such Insurance Policy has canceled or generally disclaimed liability under any such policy or, to Seller's Knowledge, indicated any intent to do so or not to renew any such policy. All material claims under the policies listed on Schedule
                                                                       --------
     3.19 have been filed in a timely fashion.
     ----

          3.20 Tax Matters.  Except as set forth on Schedule 3.20 hereto:
               -----------                          -------------

               (a)  Schedule 3.20 sets forth (i) the jurisdictions in which
                    -------------
     Seller has filed, is required to file and is expected to file Tax Returns of or with respect to the Business or the Purchased Assets for all taxable periods beginning on or after April 1, 1996 and the types of Taxes to which such Tax Returns relate, (ii) those taxable years for which examinations by the IRS or the state, local or foreign taxing authority have been completed, or are presently being conducted, those years for which notice of pending or threatened examination or adjustment with respect to Taxes of or with respect to the Business or the Purchased Assets for all taxable periods beginning on or after April 1, 1996 has been received, and those years for which required Tax Returns for such Taxes have not yet been filed and (iii) the adjustments to income made as a result of such examinations or related proceedings and the issues giving rise to such payments. Except to the extent indicated on Schedule 3.20, all deficiencies asserted or
                                -------------
     assessments made as a result of any examinations by the IRS or state, local or foreign taxing authority with respect to the Business or the Purchased Assets have been fully paid, or are fully reflected as a liability in the Financial Information, or are set forth on Schedule 3.20 and are being
                                                -------------
     contested in good faith and have been fully reflected in the Financial Information to the extent required by GAAP. Schedule 3.20 sets forth all
                                                  -------------
     Tax Returns with respect to the Business or the Purchased Assets not otherwise described above that are presently under examination and all assessments and deficiencies with respect to the Tax Returns that are presently being contested by Seller;

               (b) Seller has filed on a timely basis all Tax Returns required to have been filed by it with respect to the Business or the Purchased Assets and has paid on a timely basis all Taxes required to be shown thereon as due. All such Tax Returns are complete, accurate and correctly reflect the Tax liability required to be reported thereon. Such Tax Returns do not contain a disclosure statement under Section 6662 of the Code (or any predecessor provision or comparable provision of state, local or foreign law). The provisions for Taxes in the Financial Information set forth the estimated Liability of Seller for Taxes with respect to the Business or the Purchased Assets relating to periods covered thereby. No material election has been made with respect to the Business and the
     Purchased Assets that have not been provided to Purchaser.    No Seller has
     received notice that it is or may be subject to Tax with respect to the Business or the Purchased Assets in a jurisdiction in which it has not filed or does not currently file Tax Returns with respect to the Business or the Purchased Assets;

               (c) All Taxes that were required to be collected or withheld by Seller with respect to the Business or the Purchased Assets have been duly collected or withheld, and all such amounts that were required to be remitted to any taxing authority have been duly remitted;

               (d) There are no Liens for Taxes (other than for current Taxes not yet due and payable) upon any of the Purchased Assets;

               (e) The Business does not have and has not had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States of America and such foreign country, and has not engaged in a trade or business within any foreign country; and

               (f) None of the Purchased Assets is property that is required to be treated as owned by any other Person pursuant to the "safe harbor lease" provisions of former Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, and none of the Purchased Assets is "tax exempt use property" within the meaning of Section 168(h) of the Code.

          3.21 Sufficiency of and Title to the Purchased Assets.  Upon
               ------------------------------------------------
consummation of the transactions contemplated by this Agreement, Seller will have assigned, transferred and conveyed to Purchaser all of the Purchased Assets, which constitute substantially all of the properties and assets now held or employed by Seller in connection with the Business.

          3.22 Product Warranties.  Schedule 3.22 sets forth copies of the
               ------------------   -------------
written, and descriptions of all oral, product warranties and guaranties by Seller currently in effect with respect to the Purchased Assets and the Business. There have not been any material deviations from such warranties and guaranties, and salesmen, employees, distributors and agents of Seller are not authorized to undertake obligations to any customer or to other third parties in excess of such warranties or guaranties. To the Knowledge of Seller, no Tort Claims, or claims with respect to product warranties or guarantees on Products or services, exist relating to the Business or any of the Purchased Assets.

          3.23 Backlog.
               -------

               (a)  Schedule 3.23 sets forth, with respect to each Assumed
                    -------------
     Contract having unfilled backlog and all other backlog as of June 30, 1999, the backlog of Seller thereunder as of such date. With respect to each Assumed Contract, Seller has disclosed in writing to Purchaser the name of each customer, the dollar amount of backlog, any dollar amounts included which are unfunded by any customer in respect of undelivered orders, a brief description of the Products and services to be provided, the proposed delivery dates therefor and any unexercised valid and subsisting options in the backlog giving a brief description of the Assumed Contracts to which they relate.

               (b)  Except as set forth on Schedule 3.23, all of the Assumed
                                           -------------
     Contracts constituting the backlog of Seller as it relates to the Business
     (i) were entered into in the ordinary course of business at usual and customary mark-ups at the time entered into and (ii) would be capable of performance in accordance with the terms and conditions of each such Contract by Seller without loss, if it retained the Purchased Assets to be transferred, and made the planned capital expenditures therefor.

          3.24 Customer, Supplier and Foundry Relationships.  Except as set
               --------------------------------------------
forth on Schedule 3.24, since January 1, 1998, no Seller has lost, had a
         -------------
material disagreement with or experienced a material adverse change in its relationship with (a) any customer of the Business representing more than five percent (5%) of the revenues of the Business during any of the years ended December 31, 1998, or (b) any material supplier to the Business. Schedule 3.24
                                                                  -------------
sets forth a complete and accurate list of each (1) foundry relationship, wafer and circuit board manufacturing and fabricating agreement, understanding or commitment in connection with the Business, (2) integrated circuit die, circuit board or device purchase, supply or service agreement, understanding or commitment, used in connection with the Business, in whole or in part, whether written or oral, and (3) any other agreements or contracts, whether written or oral, under which Seller obtains services or products for use in producing Seller's finished Products, including test and assembly agreements ("Supply Contracts"). Seller has delivered to Purchaser a correct and complete copy of each Supply Contract and provided a written summary of each material oral Supply Contract. There are no fees, penalties, price uplifts, shortfall payments, bill backs or other amounts outstanding under such Supply Contracts. The quantities available for purchase under each such Supply Contract are as stated on the face of such Supply Contract or are summarized in Schedule 3.24.
                                                                -------------
Each manufacturing or service site that requires qualification under the terms of a Supply Contract is qualified, and no unresolved differences with respect to product or process specifications remains outstanding. All manufacturing or service terms and conditions are as they appear to be on the face of the Supply Contracts. Seller has not received any written or oral notice from the other party to any Supply Contract, or from any other supplier to Seller in connection with the Business, to the effect that such party will not accept purchase orders from Seller on such terms, conditions and quantities consistent with past practices. Prices required to be paid for products or services under such Supply Contract are stated in such Supply Contracts. No condition exists that permit a termination or a material change of such Supply Contracts by the other party under such Supply Contract.

          3.25  Full Disclosure.  The information contained in this Agreement
                ---------------
and the Schedules and Exhibits with respect to the Division, the Business, the Purchased Assets and the results of operations, financial condition and prospects of the Business and the transactions contemplated by this Agreement are correct and complete in all material respects and do not omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                  ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

          As an inducement to Seller to enter into this Agreement and to consummate the transactions contemplated herein, Purchaser hereby represents and warrants to Seller as follows:

          4.01  Existence and Good Standing.  Purchaser is a corporation duly
                ---------------------------
organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and authority required to carry on its business as now conducted and to own and operate its businesses as now owned and operated by it. Purchaser has heretofore delivered to Seller complete and correct copies of its certificate of incorporation and bylaws as currently in effect.

          4.02  Authorization and Enforceability.  The execution, delivery and
                --------------------------------
performance by Purchaser of this Agreement and the other Acquisition Documents, and the consummation of the transactions contemplated hereby and thereby, are within each of Purchaser's powers and have been duly authorized by all necessary corporate and stockholder action on its part, respectively. This Agreement has been and, when executed at the Closing, the other Acquisition Documents to which it is a party will have been, duly and validly executed by Purchaser, and, assuming the due execution and delivery of this Agreement and the other Acquisition Documents by Seller, will constitute the legal, valid and binding agreements of Purchaser, enforceable against it in accordance with their respective terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

          4.03  Governmental or Other Authorization.  Except as set forth on
                -----------------------------------
Schedule 4.03, the execution, delivery and performance by Purchaser of this
-------------
Agreement and the other Acquisition Documents to which it is a party, and the consummation by it, respectively, of the transactions contemplated hereby and thereby, require no Governmental Approval from any Governmental Authority or any consent, waiver or approval of any other Person (such required consents and approvals, the "Purchaser Approvals").

          4.04  Non-Contravention.  Except as set forth on Schedule 4.04, the
                -----------------                          -------------
execution, delivery and performance of this Agreement and the other Acquisition Documents by Purchaser, where applicable, and the consummation of the transactions contemplated hereby and thereby, do not and will not (a) contravene or conflict with the certificate of incorporation or bylaws of Purchaser, (b) assuming receipt of the Purchaser Approvals that are Governmental Approvals, contravene or conflict with or constitute a material violation of any provision of any Applicable Law binding upon or applicable to Purchaser, respectively, or (c) assuming receipt of the Purchaser Approvals that are not Governmental Approvals, contravene or constitute a default under any material agreement to which Purchaser is a party.

          4.05  Advisory Fees.  There is no investment banker, broker, finder or
                -------------
other intermediary or advisor that has been retained by or is authorized to act on behalf of Purchaser, who might be entitled to any fee, commission or reimbursement of expenses from Purchaser or its Affiliates or Associates, upon consummation of the transactions contemplated by this Agreement.


                                   ARTICLE V

                              COVENANTS OF SELLER

          Seller agrees that:

          5.01  Operation of Business Prior to Closing.  Between the date hereof
                --------------------------------------
and the Closing Date, Seller shall operate the Business in the ordinary course consistent with past practice, except as agreed to in writing by Purchaser. Without limiting the generality of the foregoing, between the date hereof and the Closing Date (and, as the context permits, thereafter);

               (a)  Negative Covenants. Seller shall not do any of the following
                    ------------------
     with respect to the Business without the prior written consent of Purchaser;

                    (i) make any distributions of property used in the Business;

                    (ii) acquire or sell any assets of the Business except Inventory in the ordinary course of business consistent with past practice, cancel any debts or claims involving any Person relating to the Business, or pledge, assign or otherwise convey, or cause or allow any Lien to be placed upon any Purchased Asset except in the ordinary course of business consistent with past practice;

                    (iii) enter into any transaction with respect to any Purchased Asset outside of the ordinary course of business consistent with past practice, where the expenditure is likely to occur, in whole or in part, after the Closing Date (other than the Merger);

                    (iv) amend its certificate of incorporation or bylaws in any way that would have or could reasonably be expected to materially affect the Business, any material Purchased Asset or the prospects for consummating the transactions contemplated by this Agreement or the other Acquisition Documents;

                    (v) permit its corporate existence or any Permit to be suspended, lapsed, revoked or modified in any material respect;

                     (vi)  amend, modify or terminate any Assumed Contract;

                    (vii) allow any insurance policy relating to the Business or any Purchased Asset to be amended or terminated without replacing such policy with a policy providing at least equal coverage, insuring comparable risks and issued by an insurance company financially comparable to the prior insurance company;

                    (viii) except pursuant to any agreements disclosed in the Schedules or Exhibits or for normal salary adjustments consistent with past practice, increase any benefits payable, termination pay policies or employment agreements with any employee of Seller engaged in performing duties directly in connection with the Business;

                    (ix) make any representation or commitment to employees of Seller performing duties in connection with the Business with respect to Purchaser's intention (or that of any Affiliate or Associate of Purchaser) to offer employment to any such employee or to the continued maintenance of any Benefit Plan after the Closing;

                    (x) make any promises, representations or guarantees to employees of the Business that would in any way bind or obligate Purchaser (or any Affiliate or Associate of Purchaser) to hire any such employees; and

                    (xi) settle or compromise any pending or threatened claim or Proceeding that (A) relates to the transactions contemplated hereby or in the other Acquisition Documents or (B) the settlement or compromise of which shall affect in any manner the Purchased Assets or the Business.

               (b)  Affirmative Covenants.  Seller shall:
                    ---------------------

                    (i) maintain its assets and properties used in the Business (including all Intellectual Property Rights) in the ordinary course of business consistent with past practice, reasonable wear and tear, damage by fire and other casualty excepted;

                    (ii) promptly repair, restore or replace any of its respective assets or properties used in the Business in the ordinary course of business consistent with past practice;

                    (iii) upon any damage, destruction or loss to any of the Purchased Assets, apply any and all insurance proceeds received with respect thereto to the prompt repair, replacement and restoration thereof;

                    (iv) comply in all material respects with all Applicable Laws with respect to the Business;

                    (v) properly and timely file all Tax Returns with respect to the Purchased Assets or the Business required to be filed and make timely payment of all applicable Taxes when due and pay the expenses of preparation therefor;

                    (vi) use commercially reasonable efforts to consummate the transactions contemplated by this Agreement;

                    (vii) take all commercially reasonable actions necessary to be in material compliance with all Assumed Contracts and to maintain the effectiveness of all Permits;

                    (viii) notify Purchaser of any action, event, condition or circumstance, or group of actions, events, conditions or circumstances that results in, or could reasonably be expected at the time to result in, a Material Adverse Effect on the Division, the Business or any of the Purchased Assets;

                    (ix) notify Purchaser of any claims or the commencement of any Proceeding by or against Seller or any threatened Proceeding of which Seller becomes aware that relates to the Business, any of the Purchased Assets or the transactions contemplated by this Agreement or any of the other Acquisition Documents;

                    (x) pay accounts payable of the Business and pursue collection of accounts receivable of the Business in the ordinary course of business consistent with past practice;

                    (xi) pay all amounts required to be paid or contributed under any Benefit Plan;

                    (xii) preserve its relationships with suppliers to and customers of the Business and others having business relations with the Division; and

                    (xiii) [omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission]

               (c)  Communications with Respect to Business Operations.  A
                    --------------------------------------------------
     representative of Seller shall meet with a representative of Purchaser on a weekly basis to deliver an oral report describing in reasonable detail the operations of the Business for the immediately preceding week, such oral report to include information on all proposed purchases of assets, incurrence of Liabilities, product developments and sales, and developments in customer and supplier relationships, as well as any other information that would be useful to Purchaser in keeping abreast of changes or proposed changes in the Business and the Purchased Assets.

          5.02 Compliance with Terms of Required Governmental Approvals and
               -------------------------------------------------------------
Required Contractual Consents.  From and after the Closing Date, Seller
-----------------------------
shall comply at its own expense with all conditions and requirements imposed on Seller as set forth in (a) each Required Governmental Approval to the extent necessary such that each such Required Governmental Approval will remain in full force and effect assuming, if applicable, continued compliance with the terms thereof by Purchaser and (b) each Required Contractual Consent to the extent necessary such that each such Required Contractual Consent will remain effective and enforceable against the

Persons giving such Required Contractual Consents assuming, if applicable, continued compliance with the terms thereof by Purchaser.

          5.03 Maintenance of Insurance Policies; Purchaser Designated Loss
               ------------------------------------------------------------
Payee.  From the date hereof to and including the Closing Date, Seller shall
-----
not take or fail to take any action if such action or inaction would materially adversely affect the applicability of any insurance in effect on the date hereof that covers all or any part of the Purchased Assets or the Business. Promptly after the execution and delivery of this Agreement, either (a) Seller shall cause Purchaser to be designated an additional loss payee under any contract of insurance insuring claims arising before or after the Closing Date and relating to the operation of the Business prior to the Closing Date, including all Tort Claims; provided, however, that Purchaser shall be so
                           --------  -------
designated only to the extent that it would have an insurable interest under the terms of such policies; or (b) Seller shall assign to Purchaser any claims to recover losses under such insurance policy.

          5.04 No Continuing Negotiations.  Between the date hereof and the
               --------------------------
earlier of the termination of this Agreement and the Closing Date, Seller will not (nor will Seller permit any of its officers, directors, employees, agents, representatives or Affiliates to) directly or indirectly, take any of the following actions with any party other than Purchaser: (i) solicit, initiate, entertain or encourage any proposals or offers from, or conduct discussions with or engage in negotiations with any person relating to any possible acquisition of the Purchased Assets or the Business (whether by way of merger, purchase of capital stock, purchase of assets or otherwise); (ii) provide information with respect to the Purchased Assets or the Business to any person, other than Purchaser, relating to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any such person with regard to, any possible acquisition of the Purchased Assets or the Business (whether by way of merger, purchase of capital stock, purchase of assets or otherwise); or (iii) enter into any agreement with any person providing for the possible acquisition of the Purchased Assets or the Business (whether by way of merger, purchase of capital stock, purchase of assets or otherwise); other than sales of Inventory in the ordinary course of business consistent with past practice and actions required in connection with the Merger.

          5.05 Access to Information.  Purchaser and its authorized agents
               ---------------------
(including its attorneys and accountants and auditors) shall have full authority to conduct a complete review of the Purchased Assets and the Business, including the business, operations, prospects, condition (financial and otherwise) and Liabilities of the Business. Without limiting the generality of the foregoing, Purchaser shall be provided access to audit reports and working papers of Seller's internal and independent accountants and auditors to the extent that they relate to the Purchased Assets and the Business. Seller shall, and shall cause its employees, agents and representatives to, reasonably cooperate with such examination and shall make full and complete disclosure to Purchaser and their representatives of all facts relating to the Purchased Assets and the Business, including the business, operations, prospects, condition (financial or otherwise) and Liabilities of the Business. Each of the parties hereto will hold, and will cause its consultants and advisers to hold, in confidence all documents and information furnished to it by or on behalf of another party to this Agreement in connection with the transactions contemplated by this Agreement pursuant to the terms of that certain Corporate Nondisclosure Agreement Number 0573308 entered into between Seller and Purchaser dated May 4, 1999 (the "CNDA").

          5.06  Notices of Certain Events.  Seller shall promptly notify
                -------------------------
Purchaser of:

                (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or any of the other Acquisition Documents;

                (b) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; or

                (c) any event or change that would result in a breach of any representation, warranty or covenant in this Agreement.

          5.07  Transition; Customer Introductions. Between the date hereof and
                ----------------------------------
the Closing Date, Seller shall provide, without cost to Purchaser, the services of the employees of Seller set forth on Schedule 5.07 to assist Purchaser in
                                        -------------
connection with all transition matters arising under the transactions contemplated by this Agreement. Seller shall, upon the request of Purchaser, use commercially reasonable efforts to introduce Purchaser, or to arrange for a personal introduction of Purchaser's representatives, to customers of and suppliers to the Business for the purpose of allowing Purchaser to evaluate the Business and its prospects and for the purpose of ensuring good customer and supplier relationships following the Closing. Seller shall use commercially reasonable efforts to encourage all customers of the Business designated by Purchaser to purchase Products and services of the Business from Purchaser after the Closing and shall otherwise take all actions reasonably requested by Purchaser such that customers of the Business purchase the Products and services of the Business from Purchaser after the Closing.

          5.08  Transfer of Certain Materials to Purchaser.  At such time, if
                ------------------------------------------
any, as Seller is no longer required to retain any Books and Records relating to the Business, the Division or any of the Purchased Assets, Seller shall offer to transfer such Books and Records to Purchaser at Purchaser's expense (but with no charge payable to Seller other than the reasonable out-of-pocket costs of Seller) prior to destroying such Books and Records.

          5.09  Post-Closing Transition Services.  Seller shall provide certain
                --------------------------------
services to Purchaser after the Closing Date as set forth in the Transition Services Agreement.

          5.10  Effort to Obtain Consents; Assistance with Transfer of Third
                ------------------------------------------------------------
Party Intellectual Property Rights.  Seller shall use commercially reasonable
----------------------------------
efforts to obtain the Required Contractual Consents and to transfer or sublicense to Purchaser all Seller's rights as licensee under third party licenses included in the Purchased Assets and Intellectual Property Assets used in connection with or necessary for the conduct of the Business.

          5.11  Delivery.  Upon or promptly after the Closing, Seller shall
                --------
deliver possession to Purchaser of at least one (1) tangible copy of any and all Software used in connection with the Business that is either a Purchased Asset or licensed to Purchaser under the Seller License Agreement in compliance with the Delivery Protocol.

          5.12  Release of Moral Rights.  Seller irrevocably waives and
                -----------------------
relinquishes, and agrees to indemnify and hold Purchaser harmless from and against any claim or Proceeding in which Seller asserts, any "moral rights" or their equivalent arising under the Applicable Law of any country anywhere in the world that Seller may possess with respect to any Purchased Assets or any of Seller's Intellectual Property Rights licensed by Seller to Purchaser under the Seller License Agreement other than the right of attribution.

          5.13  Indemnification for Certain Matters. Seller agrees to indemnify
                -----------------------------------
and hold Purchaser harmless in connection the claims for Damages with respect to Excluded Liabilities. Seller's liability for repair or replacement of STEL 9257 products (as disclosed in Schedule 3.22) shall not exceed Purchaser's cost to manufacture the replacement products.

                                  ARTICLE VI

                            COVENANTS OF PURCHASER

          Purchaser agrees that:

          6.01  Compliance with Terms of Governmental Approvals and Consents.
                ------------------------------------------------------------
From and after the Closing Date, Purchaser shall comply at its own expense with all conditions and requirements imposed on Purchaser as set forth in (a) the Purchaser Approvals that are Governmental Approvals, to the extent necessary such that all such Governmental Approvals will remain in full force and effect assuming, if applicable, continued compliance of the terms thereof by Seller and
(b) all Purchaser Approvals of Persons other than Governmental Authorities, to the extent necessary such that all such consents and approvals will remain effective and enforceable against the Persons giving such consents and approvals, assuming, if applicable, continued compliance with the terms thereof by Seller.

          6.02  Employees and Offers of Employment.  Reference is made to
                ----------------------------------
Appendix A which is incorporated herein by reference.
----------

          6.03  Use of Marks.  Notwithstanding any other provision herein, no
                ------------
interest in or right to use the name "Stanford Telecommunications, Inc." or any derivation thereof (the "Retained Marks") is being transferred to Purchaser pursuant to the transactions contemplated by this Agreement. Purchaser agrees not to use any materials bearing Retained Marks or sell, transfer or ship any Inventory or Products bearing Retained Marks (i) unless requested to do so by Seller, (ii) to the extent displayed on any of the Purchased Assets at the Closing Date or as a result of an end-of-life determination within ninety (90) days of the Closing Date or (iii) as required under Assumed Contracts with customers until such time as Purchaser shall have qualified the use of its logo, trademark or tradenames with each such customer.


                                  ARTICLE VII

                           COVENANTS OF ALL PARTIES

          7.01  Further Assurances.  Each party hereto agrees to execute and
                ------------------
deliver such other documents, certificates, agreements and other writings and to take such other commercially reasonable actions as may be reasonably necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement and the other

Acquisition Documents. Subject to Sections 7.02, 8.01(b) and 8.02(b), the parties agree to cooperate with the reasonable requests of all Governmental Authorities in connection with the transactions contemplated by this Agreement and the other Acquisition Documents. Notwithstanding the foregoing, no party hereto shall have any obligation to expend any funds or to incur any other obligation in connection with the consummation of the transactions contemplated hereby (including, by way of illustration only, any payment in connection with obtaining the Required Consents or Purchaser Approvals) other than normal out-of-pocket expenses (such as fees of counsel, accountants and auditors and filing fees with Governmental Authorities) reasonably necessary to consummate such transactions.

          7.02  Certain Filings.  The parties hereto shall cooperate with one
                ---------------
another in determining whether any action by or in respect of, or filing with, any Governmental Authority is required or reasonably appropriate, or any action, consent, approval or waiver from any party to any Assumed Contract is required or reasonably appropriate, in connection with the consummation of the transactions contemplated by this Agreement and the other Acquisition Documents. Without limiting the generality of the foregoing, Purchaser and its Affiliates and Associates (including any "ultimate parent entity", as defined in the HSR
Act), and Seller and Seller's respective Affiliates and Associates (including any "ultimate parent entity", as defined in the HSR Act) shall promptly prepare and make their respective filings and, unless this Agreement shall have been terminated pursuant to Section 9.01, thereafter shall make all required or requested submissions, under the HSR Act and any other Applicable Law, if required. Subject to the terms and conditions of this Agreement, in taking such actions or making any such filings, the parties hereto shall furnish information required in connection therewith and seek timely to obtain any such actions, consents, approvals or waivers; provided, however, that the parties hereto shall
                                --------  -------
cooperate with each other in connection with the making of all such filings, including, to the extent the following is permitted by Applicable Law and will not involve the disclosure of confidential or proprietary information of one party hereto to another, by (a) providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept reasonable additions, deletions or changes suggested in connection therewith and
(b) providing to each other party copies of all correspondence from and to any Governmental Authority in connection with any such filing. Notwithstanding the foregoing, Purchaser or Seller shall not be under any obligation to comply with any request or requirement imposed by the Federal Trade Commission (the "FTC"), the Department of Justice (the "DofJ") or any other Governmental Authority in connection with the compliance with the HSR Requirements if Purchaser or Seller, in the exercise of such entity's reasonable discretion, deems such request or requirement unduly burdensome. Without limiting the generality of the foregoing, Purchaser and Seller shall not be obligated to comply with any request by, or any requirement of, the FTC, the DofJ or any other Governmental Authority: (i) to disclose information Purchaser or Seller, as the case may be, reasonably deems it in the best interests of such Purchaser or Seller, as the case may be, to keep confidential; (ii) to dispose of any assets or operations; or (iii) to comply with any restriction on the manner in which they conduct their respective operations.

          7.03  Public Announcements.  Neither Purchaser nor Seller shall
                --------------------
issue any press release or otherwise make any public statements with respect to the transactions contemplated by this Agreement and the other Acquisition Documents, without the prior consent of Purchaser (in the case of Seller) or Seller (in the case of Purchaser), except as may be required by Applicable

Law, or by the rules and regulations of, or pursuant to any agreement with, the Nasdaq National Market. If any party determines, with the advice of counsel, that it is required by Applicable Law to make this Agreement, the other Acquisition Documents or any terms hereof or thereof public, it shall, a reasonable time before making any public disclosure, consult with the other parties regarding such disclosure and seek confidential treatment for such terms or portions of this Agreement or other Acquisition Documents as may be requested by the other parties. The parties agree there shall be no public announcement of this Agreement or the other Acquisition Documents or the transactions contemplated hereby or thereby except as may be required by Applicable Law or as mutually agreed by the parties. The parties agree to announce this Agreement or the other Acquisition Documents or the transactions contemplated hereby or thereby to Seller's employees, customers, vendors and strategic partners at such time and in such form as is mutually agreed upon by the parties.

          7.04  Tax Matters.
                -----------

                (a) Cooperation.  From and after the Closing Date, the parties
                    -----------
     hereto agree to furnish or cause to be furnished to one another, upon request, as promptly as practicable, such information and assistance relating to the Purchased Assets and the Business as is reasonably necessary for the filing of all Tax Returns, and making of any election related to Taxes, the preparation for any audit by any taxing authority, and the prosecution or defense of any claim or Proceeding relating to any Tax Return. The parties hereto shall cooperate with each other in the conduct of any audit or other Proceeding related to Taxes involving the Business and each shall execute and deliver such powers of attorney and other documents as are necessary to carry out the intent of this Section 7.04(a).

                (b) Allocation of Property Taxes.  All personal property taxes
                    ----------------------------
     and similar ad valorem obligations levied with respect to the Purchased Assets for a taxable period that includes (but does not end on) the Closing Date shall be apportioned between Seller and Purchaser as of the Closing Date based on the number of days of such taxable period included in the Pre-Closing Tax Period and the number of days of such taxable period included in the Post-Closing Tax Period. Seller shall be liable for the proportionate amount of such Taxes that is attributable to the Pre-Closing Tax Period, and Purchaser shall be liable for the proportionate amount of such Taxes that is attributable to the Post-Closing Tax Period. Within a reasonable period after the Closing, Seller and Purchaser shall present a statement to the other setting forth the amount of reimbursement to which each is entitled under this Section 7.04(b), together with such supporting evidence as is reasonably necessary to calculate the proration amount. The proration amount shall be paid by the party owing it to the other within ten (l0) days after delivery of such statement. Thereafter, Seller shall notify Purchaser upon receipt of any bill for personal property taxes relating to the Purchased Assets, part or all of which are attributable to the Post-Closing Tax Period, and shall promptly deliver such bill to Purchaser who shall pay the same to the appropriate taxing authority, provided that if such bill covers any part of the Pre-Closing Tax Period, Seller shall also remit prior to the due date of assessment to Purchaser payment for the proportionate amount of such bill that is attributable to the Pre-Closing Tax Period. In the event that either Seller or Purchaser shall thereafter make a payment for which it is entitled to reimbursement under this Section 7.04(b), the other party shall make such reimbursement promptly, but in no event later than thirty (30) days after the presentation of a statement setting forth the amount of reimbursement to which the presenting party is entitled along with such supporting evidence as is reasonably necessary to calculate the amount of reimbursement. Any payment required under this Section 7.04(b) and not made when due shall bear interest at the rate per annum determined, from time to time, under the provisions of Section 6621(a)(2) of the Code for each day until paid.

               (c)  Other Taxes.  To the extent that there are any Taxes
                    -----------
     attributable to the Purchased Assets or the Business other than those treated specifically in Section 7.04(b), (d) and (e), this Section 7.04(c) shall apply. Seller shall prepare and file (or cause to be prepared and filed) on a timely basis (to the extent not filed on or before the date of this Agreement) all Tax Returns for all taxable periods ending on or before the Closing Date, shall (subject to Section 7.04(e)), pay all Taxes shown to be due on such Tax Returns, and shall indemnify and hold Purchaser harmless against, from and in respect of (i) all Taxes of the Company attributable to the Purchased Assets or the operation of the Business (the "ST Taxes") for all taxable periods (or any portion thereof) which end on or before the Closing Date, and (ii) with respect to any taxable period commencing before the Closing Date and ending after the Closing Date, all ST Taxes attributable to the Pre-Closing Period. For purposes of this Agreement, the portion of any Tax that is attributable to the Pre-Closing Period shall be (i) in the case of a Tax that is not based on net income, gross income, premiums or gross receipts, the total amount of such Tax for the Period in question multiplied by a fraction, the numerator of which is the number of days in the Pre-Closing Period, and the denominator of which is the total number of days in such taxable period, and (ii) in the gross income, premiums or gross receipts, the Tax that would be due with respect to the Pre-Closing Period if such Pre-Closing Period were a separate taxable period, except that exemptions, allowances, deductions or credits that are calculated on an annual basis (such as the deduction for depreciation or capital allowances) shall be apportioned on a per diem basis. For purposes hereof, all Taxes which are the subject of this Section 7.04(c) arising from this transaction, except as set forth in Section 7.04(e), shall be deemed to be Taxes attributable to the Pre-Closing Period and shall be the responsibility of Seller (including any transfer, documentary, sales, use or other Taxes assessed upon or with respect to the transfer of the Purchased Assets to Purchaser, and any recording or filing fees with respect thereto). Purchaser shall prepare and file (or cause to be prepared and filed) on a timely basis all Tax Returns for all taxable periods beginning after the Closing Date, shall pay all taxes shown to be due on such Tax Returns, and shall indemnify and hold Seller harmless against, from and respect of all ST Taxes (i) for any taxable year or period commencing after the Closing Date, and (ii) for any taxable period beginning before and ending after the Closing Date, other than Taxes attributable to the Pre-Closing Period. The provisions of Section 7.04(b) regarding payment, verification, and interest shall apply to the Taxes that are subject to this Section 7.04(c).

               (d)  Sales Tax Certificates.  Seller will cooperate with
                    ----------------------
     Purchaser in obtaining the certificate described in Sections 6811 through 6813 of the California Revenue and Taxation Code with respect to any Sales Tax Liability arising prior to and in connection with the acquisition of the Purchased Assets.

               (e)  Sales and Use Taxes.  The sales and use Taxes arising out of
                    -------------------
     the transfer of the Purchased Assets (the "Sales Tax") shall be determined at Closing based on the allocation described in Section 7.05 and shall be paid by Purchaser. To the extent permitted by Applicable Law, Seller shall cooperate fully with Purchaser in minimizing the Sales Tax. To the extent a taxing authority provides notice to Seller of an audit of the Sales Tax, Seller shall immediately notify Purchaser and Purchaser shall assume responsibility for such audit and shall pay when due any additional Sales Tax ultimately assessed with respect to the transactions contemplated by this Agreement, other than those additional Sales Tax imposed by reason of Seller's failure to comply with the procedures set forth in the Delivery Protocol which Taxes shall be the responsibility of Seller. Purchaser shall have complete authority to control, settle or defend any proposed adjustment to the Sales Tax and Seller shall cooperate fully with Purchaser, in its defense or settlement of any proposed adjustment to the Sales Tax.

          7.05 Allocation of Purchase Price.  The Purchase Price shall be
               ----------------------------
allocated in accordance with Schedule 7.05 (as such allocation of Purchase Price
                             -------------
Schedule shall be determined prior to Closing and attached hereto). Each of the parties hereto agrees to report the transactions contemplated hereby for state and federal Tax purposes in accordance with such allocation of the Purchase Price. Purchaser shall prepare Schedule 7.05 subject to Seller's approval,
                                -------------
which approval shall not be unreasonably withheld.

          7.06 Confidentiality.  The parties understand and agree that this
               ---------------
Agreement is subject to the terms and conditions of the CNDA. In the event that any party hereto receives a request to disclose all or any part of any confidential information under the terms of a subpoena, order, civil investigative demand or similar process issued by a court of competent jurisdiction or by another Governmental Authority, such party agrees to: (i) immediately notify the party to whom such confidential information relates of the existence, terms and circumstances surrounding such request, (ii) consult with such party to whom the information relates on the advisability of taking legally available steps to resist or narrow such request and (iii) if disclosure of such information is required, furnish only that portion of the confidential information that, in the opinion of counsel to the party who has received the request, such party is legally compelled to disclose and advise the party to whom such confidential information relates as far in advance of such disclosure as possible so that such party to whom the confidential information relates may seek an appropriate protective order or other reliable assurance that confidential treatment will be accorded such confidential information. In any event, the party who receives the request shall not oppose actions by the party to whom the confidential information relates to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded such confidential information.

          7.07 Waiver of Bulk Sales Laws.  Purchaser and Seller hereby waive
               -------------------------
compliance with all applicable "bulk sales" laws in respect of the transactions contemplated by this Agreement.

                                 ARTICLE VIII

                             CONDITIONS TO CLOSING

          8.01 Conditions to Obligations of Purchaser.  The obligations of
               --------------------------------------
Purchaser to consummate the Closing are subject to the satisfaction or waiver of each of the following conditions:

               (a)  Accounts Payable and Accrued Liabilities Cap.  At Closing,
                    ---------------------------------------------
     Seller shall deliver to Purchaser a balance sheet reflecting the accounts payable and accrued liabilities of the Business as of the Closing Date (the "Closing Liabilities"). The Closing Liabilities shall not exceed the sum of (i) the accounts payable and accrued liabilities of the Business as of June 30, 1999, plus (ii) Sixty-Five Thousand Dollars ($65,000) (the "Liability Cap"). If the Closing Liabilities exceed the Liability Cap, then (i) Seller shall immediately pay to Purchaser an amount equal to the overage; or (ii) Purchaser shall have no obligation to consummate the Closing.

               (b)  Performance by Seller.  (i)  Seller shall have performed and
                    ---------------------
     satisfied in all material respects each of its obligations hereunder and in the Supply Agreement required to be performed and satisfied by it on or prior to the Closing Date, (ii) each of the representations and warranties of Seller contained herein or in any of the other Acquisition Documents and in any Schedules or Exhibits hereto or thereto shall have been true and correct in all material respects and contained no misstatement or omission that would make any such representation or warranty misleading when made and shall be true and correct in all material respects and contain no misstatement or omission that would make any such representation or warranty materially misleading at and as of the Closing with the same force and effect as if made as of the Closing and (iii) Purchaser shall have received a certificate signed by a duly authorized executive officer of Seller to the foregoing effect and to the effect that the conditions specified within this Section 8.01(a) have been satisfied.

               (c)  Required Governmental Approvals.  All Required Governmental
                    -------------------------------
     Approvals and Purchaser Approvals that are Governmental Approvals shall have been obtained without the imposition of any conditions that are or would become applicable to any of the Purchased Assets, the Business or Purchaser (or any Affiliate or Associate of Purchaser) after the Closing that would be materially burdensome on any such Purchased Assets, the Business or Purchaser (or any Affiliate or Associate of Purchaser) or their respective businesses substantially as such businesses have been conducted prior to the Closing Date or as such businesses, as of the date hereof and the Closing Date, would be reasonably expected to be conducted after the Closing Date. All Required Governmental Approvals and Purchaser Approvals that are Governmental Approvals shall be in effect as of the Closing Date, and no Proceedings shall have been instituted or threatened by any Governmental Authority as of the Closing Date with respect thereto as to which there is a material risk of a determination that would terminate the effectiveness of, or otherwise materially and adversely modify the terms of, any such Required Governmental Approval or Purchaser Approval. All applicable waiting periods with respect to Required Governmental Approvals and Purchaser Approvals that are Governmental Approvals shall have expired or been terminated by the applicable Governmental Authority, and all conditions and requirements prescribed by Applicable Law or by such Required Governmental Approvals and Purchaser Approvals to be satisfied on or prior to the Closing Date shall have been satisfied to the extent necessary such that all Required Governmental Approvals and Purchaser Approvals that are Governmental Approvals are, and will remain, in full force and effect assuming continued compliance with the terms thereof after the Closing.

               (d)  Required Contractual Consents.  All Required Contractual
                    -----------------------------
     Consents and Purchaser Approvals that are not Governmental Approvals set forth on Schedule 8.01(c) shall have been obtained without the imposition
              ----------------
     of any conditions that are or would become applicable to any of the Purchased Assets, the Business or Purchaser (or any Affiliate or Associate of Purchaser) after the Closing that would be materially burdensome on any such Purchased Assets, the Business or Purchaser (or any Affiliate or Associate of Purchaser) or their respective businesses substantially as such businesses have been conducted prior to the Closing Date or as such businesses, as of the date hereof and the Closing Date, would be reasonably expected to be conducted after the Closing Date. All Required Contractual Consents and Purchaser Approvals set forth on Schedule 8.01(c) shall be in
                                                   ----------------
     effect as of the Closing Date. All conditions and requirements prescribed by any Required Contractual Consent or Purchaser Approval that is not a Governmental Approval to be satisfied on or prior to the Closing Date shall have been satisfied to the extent necessary such that all such Required Contractual Consents and Purchaser Approvals are effective and enforceable as of the Closing Date and will remain effective and enforceable against the Persons giving such Required Contractual Consents and Purchaser Approvals assuming continued compliance with the terms thereof. No Proceeding shall have been instituted or threatened with respect thereto that creates a material risk that any material Liability will be imposed on Purchaser (or any Affiliate or Associate of Purchaser). All conditions and requirements prescribed by any Required Contractual Consent or Purchaser Approval that is not a Governmental Approval to be satisfied on or prior to the Closing Date shall have been satisfied to the extent necessary such that no material Liability will be imposed on Purchaser (or any Affiliate or Associate of Purchaser) in connection with or as a result of the consummation of the transactions contemplated by this Agreement and the other Acquisition Documents.

               (e)  No Violation.  The transactions contemplated by this
                    ------------
     Agreement and the other Acquisition Documents and the consummation of the Closing shall not violate any Applicable Law. No temporary restraining order, preliminary or permanent injunction, cease and desist order or other order issued by any court or other Governmental Authority or any other legal restraint or prohibition preventing the transfers contemplated hereby or the consummation of the Closing, or imposing Damages in respect thereto, shall be in effect as of the Closing Date, and there shall be no pending or threatened actions or proceedings by any Governmental Authority (or determinations by any Governmental Authority) or by any other Person having jurisdiction with respect to such matter challenging or in any manner seeking to restrict or prohibit the transfer and exchange contemplated hereby or the consummation of the Closing, or to impose conditions that would be materially burdensome on the Purchased Assets, the Business or Purchaser (or any Affiliate or Associate of Purchaser) or their respective businesses substantially as such businesses have been conducted prior to the Closing Date or as said businesses, as of the date hereof, would be reasonably expected to be conducted after the Closing Date.

               (f)  Acceptance of Employment with Purchaser by certain Seller
                    ---------------------------------------------------------
     Employees.  All of the engineers and at least ninety percent (90%) of the
     ---------
     other employees of Seller to whom Purchaser has made offers of employment, a list of whom is set forth on Schedule 8.01(f), shall have accepted employment with Purchaser (or an Affiliate of Purchaser) on terms consistent with those set forth on Appendix A.
                                        ----------

               (g)  Material Adverse Effect.  Since the date hereof, there shall
                    -----------------------
     not have been, as of the Closing Date, any event, occurrence, development or state of circumstances or facts or change in the Purchased Assets, Assumed Liabilities or the Business (including any damage, destruction or other casualty loss affecting the Purchased Assets or the Business) that has had or that may be reasonably expected to have, either alone or together with all such events, occurrences, developments, states of circumstances or facts or changes, a Material Adverse Effect on the Business or the Purchased Assets.

               (h)  Allocation of Purchase Price.  Purchaser and Seller shall
                    ----------------------------
     have agreed on the allocation of the Purchase Price pursuant to Section
     7.05.

               (i)  Transition Services Agreement.  Purchaser and Seller shall
                    ------------------------------
     have agreed upon, executed and delivered the Transition Services Agreement, pursuant to which for a limited period of time Seller will provide certain services for Purchaser's benefit in connection with the operation of the Business.

               (j)  Acquisition Documents.  Seller shall have executed and
                    ---------------------
     delivered to Purchaser all Acquisition Documents to which Seller is a party, and Newbridge shall have executed and delivered the Non-Competition Agreement.

               (k)  Opinion of Counsel.  Purchaser shall have received opinions
                    ------------------
     of counsel from Thelen Reid & Priest LLP, counsel to Seller, and internal corporate counsel to Newbridge, dated the Closing Date, in substantially the form attached hereto as Exhibit 8.01.
                                 ------------

               (l)  Release of Liens.  Seller shall have obtained the release of
                    ----------------
     all Liens on the Purchased Assets and shall have delivered to Purchaser all termination statements or other documentation evidencing such releases.

               (m)  Secretary's Certificate.  Seller shall have delivered to
                    -----------------------
     Purchaser at the Closing a certificate of its Secretary or Assistant Secretary certifying (a) attached copies of the Certificate of Incorporation and Bylaws of Seller, (b) attached copies of the resolutions of the board of directors of Seller relating to this Agreement, the Acquisition Documents and the transactions contemplated hereby and thereby, and (c) the signatures and titles of the officers of Seller who have executed this Agreement and each Exhibit, Schedule and other document delivered at or prior to the Closing.

          8.02 Conditions to Obligations of Seller.  The obligations of Seller
               -----------------------------------
to consummate the Closing are subject to the satisfaction or waiver of each of the following conditions:

               (a)  Performance by Purchaser.  (A) Purchaser shall have
                    ------------------------
     performed and satisfied in all material respects their obligations hereunder required to be performed and satisfied by them on or prior to the Closing Date, (B) each of the representations and warranties of Purchaser contained herein or in any of the other Acquisition Documents and in any Schedules or Exhibits hereto or thereto shall have been true and correct in all material respects and contained no misstatement or omission that would make any such representation or warranty misleading when made and shall be true and correct in all material respects and contain no misstatement or omission that would make any such representation or warranty materially misleading at and as of the Closing with the same force and effect as if made as of the Closing and (C) Seller shall have received a certificate signed by a duly authorized executive officer of Purchaser to the foregoing effect and to the effect that the conditions specified within this Section 8.02(a) have been satisfied.

               (b)  Required Governmental Approvals.  All Required Governmental
                    -------------------------------
     Approvals shall have been obtained without the imposition of any conditions that are or would become applicable to Seller (or any Affiliate or Associate of Seller) after the Closing that would be materially burdensome on Seller (or any Affiliate or Associate of Seller). All Required Governmental Approvals shall be in effect as of the Closing Date, and no Proceedings shall have been instituted or threatened by any Governmental Authority as of the Closing Date with respect thereto as to which there is a material risk of a determination that would terminate the effectiveness of, or otherwise materially and adversely modify the terms of, any such Required Governmental Approval. All applicable waiting periods with respect to such Required Governmental Approvals shall have expired or been terminated by the applicable Governmental Authority, and all conditions and requirements prescribed by Applicable Law or by such Required Governmental Approvals to be satisfied on or prior to the Closing Date shall have been satisfied to the extent necessary such that all Required Governmental Approvals are, and will remain, in full force and effect assuming continued compliance with the terms thereof after the Closing.

               (c)  Required Contractual Consents.  All Required Contractual
                    -----------------------------
     Consents set forth on Schedule 8.02(c) shall have been obtained without the
                           ----------------
     imposition of any conditions that are or would become applicable to Seller (or any Affiliate or Associate of Seller) after the Closing that would be materially burdensome on Seller (or any Affiliate or Associate of Seller). All Required Contractual Consents shall be in effect as of the Closing Date. All conditions and requirements prescribed by any Required Contractual Consent set forth on Schedule 8.02(c) to be satisfied on or
                                      ----------------
     prior to the Closing Date shall have been satisfied to the extent necessary such that all Required Contractual Consents are effective and enforceable as of the Closing Date and will remain effective and enforceable against Persons giving such Required Contractual Consents assuming continued compliance with the terms thereof. No Proceeding shall have been instituted or threatened with respect thereto that creates a material risk that any material Liability will be imposed on Seller. All conditions and requirements prescribed by any Required Contractual Consent (or any such other consent) to be satisfied on or prior to the Closing Date shall have been satisfied to the extent necessary such that no material Liability will be imposed on Seller in connection with or as a result of the consummation of the transactions contemplated by this Agreement and the other Acquisition Documents.

               (d)  No Violation.  The transactions contemplated by this
                    ------------
     Agreement and the other Acquisition Documents and the consummation of the Closing shall not violate any Applicable Law. No temporary restraining order, preliminary or permanent injunction, cease and desist order or other order issued by any court or other Governmental Authority or any other legal restraint or prohibition preventing the transfer and exchange contemplated hereby or the consummation of the Closing, or imposing Damages in respect thereto, shall be in effect as of the Closing Date, and there shall be no pending or threatened actions or proceedings by any Governmental Authority (or determinations by any Governmental Authority) or by any other Person challenging or in any manner seeking to materially restrict, prohibit or condition the transfer and exchange contemplated hereby or the consummation of the Closing, or to impose conditions that would be materially burdensome on Seller (or any Affiliate or Associate of Seller) or their respective businesses substantially as such businesses have been conducted prior to the Closing Date or as said businesses, as of the date hereof, would reasonably be expected to be conducted after the Closing Date.

               (e)  Allocation of Purchase Price.  Purchaser and Seller shall
                    ----------------------------
     have agreed on the allocation of the Purchase Price pursuant to Section
     7.05.

               (f)  Transition Services Agreement.  Purchaser and Seller shall
                    ------------------------------
     have agreed upon, executed and delivered the Transition Services Agreement, pursuant to which for a limited period of time Seller will provide certain services for Purchaser's benefit in connection with the operation of the Business.

               (g)  Acquisition Documents.  Purchaser shall have executed and
                    ---------------------
     delivered to Seller all Acquisition Documents to which Purchaser is a party.

               (h)  Opinion of Counsel.  Seller shall have received an opinion
                    ------------------
     of counsel from Gibson, Dunn & Crutcher LLP, counsel to Purchaser, dated the Closing Date, in substantially the form attached hereto as
     Exhibit 8.02.
     ------------

                                  ARTICLE IX

                                  TERMINATION

          9.01 Grounds for Termination.  This Agreement may be
               -----------------------
terminated at any time prior to the Closing:

               (a)  By mutual written agreement of Seller and Purchaser;

               (b) By Seller or Purchaser at any time after December 31, 1999 (the "Outside Date") upon five (5) days' written notice to the other parties; provided that no party may terminate this Agreement pursuant to this clause (b) if such party's failure to fulfill any of its obligations under this Agreement shall have been a principal reason that the Closing shall not have occurred on or before the Outside Date;

               (c) By Seller or Purchaser if there shall be or be pending any law or regulation that makes the consummation of the transactions contemplated hereby illegal or otherwise prohibited or any court of competent jurisdiction in the United States or other United States federal or state Governmental Entity shall have issued a final order, decree or ruling, or taken any other final action, restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby and such order, decree, ruling or other action is or shall have become nonappealable;

               (d)  By Purchaser at any time following the expiration of fifteen
     (15) days from the date that Purchaser has given written notice to Seller of any one or more material inaccuracies or material misrepresentations in or material breaches of the representations or warranties made by Seller contained herein, or any other inaccuracy, misrepresentation or other breach of the representations or warranties made by Seller under this Agreement if the aggregate of such other inaccuracies, misrepresentation or breach shall be material; provided, however, that no termination under this
                               --------  -------
     clause (d) shall take effect if such breaches shall have been cured in all material respects within such fifteen (15)-day period;

               (e)  By Seller at any time following the expiration of fifteen
     (15) days from the date that Seller has given written notice to Purchaser of the failure by Purchaser to perform and satisfy in any material respect any of Purchaser's obligations under this Agreement required to be performed and satisfied by Purchaser on or prior to the Closing Date, or the failure to perform and satisfy any other obligations of Purchaser under this Agreement if the aggregate of all such other failures shall be material; provided, however, that no termination under this clause (e)
               --------  -------
     shall take effect if such failures shall have been cured in all material respects within such fifteen (15)-day period;

               (f) By Purchaser if either shall receive a second request in respect of their HSR Filing determined by them to be unduly burdensome and Purchaser shall prove unable to negotiate a means satisfactory to it for complying with such burdensome second request or the FTC or DofJ shall impose any condition on Purchaser in respect thereof deemed unacceptable by Purchaser, respectively;

               (g) By Seller if Seller shall receive a second request in respect of its HSR Filing determined by Seller to be unduly burdensome and Seller shall prove unable to negotiate a means satisfactory to Seller for complying with such burdensome second request, or the FTC or DofJ shall impose any condition on Seller in respect thereof deemed unacceptable by Seller; and

               (h) [omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission]

          Any party desiring to terminate this Agreement pursuant to any one or more of clauses (b) through (h) shall give written notice of such termination and the basis therefor to the other parties.

          9.02  Effect of Termination.  Any termination of this Agreement shall
                ---------------------
not affect any Liability of any party hereto to any other party hereto as a result of any breach of this Agreement.


                                   ARTICLE X

                                 MISCELLANEOUS

          10.01 Notices.  All notices and other communications pursuant to
                -------
this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the addresses set forth below or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance herewith. Any such notice or communication shall be deemed to have been delivered and received (A) in the case of personal delivery, on the date of such delivery, (B) in the case of telecopier, on the date sent if confirmation of receipt is received and such notice is also promptly mailed by registered or certified mail (return receipt requested), (C) in the case of a nationally-recognized overnight courier in circumstances under which such courier guarantees next Business Day delivery, on the next Business Day after the date when sent and (D) in the case of mailing, on the third Business Day following that on which the piece of mail containing such communication is posted:

          if to Purchaser, to:

          Intel Corporation
          2200 Mission College Boulevard
          Santa Clara, California  95054
          Attention:   Treasurer
          Telephone:  (408) 765-8080
          Telecopy:    (408) 765-6038

          with copies to:

          Intel Corporation
          2200 Mission College Boulevard
          Santa Clara, California  95054
          Attention:  General Counsel
          Telephone:  (408) 765-8080
          Telecopy:    (408) 765-1859

          and

          Gibson, Dunn & Crutcher LLP
          1530 Page Mill Road
          Palo Alto, California  94304
          Attention:  Lawrence Calof, Esq.
          Telephone:  (650) 849-5300
          Telecopy:  (650) 849-5333

          if to Seller, to:

          Stanford Telecommunications, Inc.
          1221 Crossman Avenue
          P.O. Box 3733
          Sunnyvale, California  94089
          Attention:  President
          Telephone: (408) 745-0818
          Telecopy:    (408) 745-2410

          with a copy to:

          Thelen Reid & Priest LLP
          333 West San Carlos Street, 17th Floor
          San Jose, California 95110-2701
          Attention:  Jay L. Margulies, Esq.
          Telephone:  (408) 292-5800
          Telecopy:  (408) 287-8040

          or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above. Any party hereto may give any notice, request, demand, claim or other communication hereunder using any other means (including ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended.

          10.02  Amendments; Waivers.
                 -------------------

                 (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by all parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

                 (b) No waiver by a party of any default, misrepresentation or breach of a warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of a warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence. No failure or delay by a party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided under Applicable Law.

          10.03  Expenses.  All costs and expenses incurred in connection with
                 --------
this Agreement and the other Acquisition Documents and in closing and carrying out the transactions contemplated hereby and thereby shall be paid by the party incurring such cost or expense; provided, however, that the filing fee in
                                --------  -------
respect of the HSR Filings shall be borne by Purchaser.

          10.04  Successors and Assigns.  This Agreement shall be binding upon
                 ----------------------
and inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives and permitted assigns. No party hereto may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of each other party, which approval shall not be unreasonably withheld. No such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations. Notwithstanding the foregoing, this Agreement and any of the Acquisition Documents may be assigned to Newbridge.

          10.05  Governing Law.  This Agreement shall be construed in
                 -------------
accordance with and governed by the internal laws (without reference to choice or conflict of laws) of the State of Delaware.

          10.06  Counterparts; Effectiveness.  This Agreement may be signed in
                 ---------------------------
any number of counterparts and the signatures delivered by telecopy, each of which shall be an original, with the same effect as if the signatures were upon the same instrument and delivered in person. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.

          10.07  Entire Agreement.  This Agreement (including the Schedules
                 ----------------
and Exhibits referred to herein, which are hereby incorporated by reference), the other Acquisition Documents and the CNDA constitute the entire agreement between and among the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements, understandings and negotiations, both written and oral, between and among the parties with respect to the subject matter of this Agreement. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

          10.08  Captions.  The captions herein are included for convenience
                 --------
of reference only and shall be ignored in the construction or interpretation hereof. All references to an Article, Section, Exhibit or Schedule are references to an Article, Section, Exhibit or Schedule of this Agreement, unless otherwise specified, and include all subparts thereof.

          10.09  Severability.  If any provision of this Agreement, or the
                 ------------
application thereof to any Person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other Persons, places and circumstances shall remain in full force and effect only if, after excluding the portion deemed to be unenforceable, the remaining terms shall provide for the consummation of the transactions contemplated hereby in substantially the same manner as originally set forth at the later of the date this Agreement was executed or last amended.

          10.10  Construction.  The parties hereto intend that each
                 ------------
representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) that the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

          10.11  Dispute Resolution.
                 ------------------

                 (a) All disputes arising directly under the express terms of this Agreement or the grounds for termination thereof shall be resolved as follows: The senior management of all parties to the dispute shall meet to attempt to resolve such disputes. If the disputes cannot be resolved by such senior management, any party may make a written demand for formal dispute resolution and specify therein the scope of the dispute. Within thirty (30) days after such written notification, the parties agree to meet for one (1) day with an impartial mediator and consider dispute resolution alternatives other than litigation. If an alternative method of dispute resolution is not agreed upon within thirty (30) days after the one (1) day mediation, either party may begin litigation Proceedings.

                 (b) Notwithstanding the provisions of Section 10.11(a) above, each party shall have the right, without the requirement of first seeking a remedy through arbitration, to seek preliminary injunctive or other equitable relief in any proper court in the event that such party determines that eventual redress through arbitration will not provide a sufficient remedy for any violation of this Agreement by any other party.

                 (c) In the event a Proceeding is brought to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to recover reasonable attorney's fees and costs in an amount to be fixed by the court or arbitrator, as applicable.

          10.12  Submission to Jurisdiction; Waiver of Jury Trial.
                 ------------------------------------------------

                 (a) The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any Proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such Proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such Proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 10.12 or in such other manner as may be permitted by Applicable Law, shall be valid and sufficient service thereof.

                 (b) The parties agree that irreparable damage may occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity.

                 (c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS
     SECTION 10.12.

          10.13  Meaning of Include and Including.  Whenever in this Agreement
                 --------------------------------
the word "include" or "including" is used, it shall be deemed to mean "include, without limitation" or "including, without limitation," as the case may be, and the language following "include" or "including" shall not be deemed to set forth an exhaustive list.

          10.14  Cumulative Remedies.  The rights, remedies, powers and
                 -------------------
privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided under Applicable Law.

          10.15  Third Party Beneficiaries.  No provision of this Agreement
                 -------------------------
shall create any third party beneficiary rights in any Person, including any employee or former employee of Seller or any Affiliate or Associate thereof (including any beneficiary or dependent thereof).

          10.16  Specific Performance.  The parties hereby acknowledge and
                 --------------------
agree that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the transactions contemplated herein, may cause irreparable injury to the other parties, for which Damages, even if available, may not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party's obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder.

          10.17  Survival.  The representations and warranties and covenants
                 --------
of the parties set forth in Articles III, IV, V, VI and VII shall terminate at and as of the Closing; provided, however, that the provisions of Sections 5.11,
                       --------  -------
5.12, 5.13, 6.01, 6.03, 7.03, 7.04, 7.05 and 7.06 shall survive the Closing.

          IN WITNESS WHEREOF, the parties hereto here caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                              PURCHASER:

                              INTEL CORPORATION,
                              a Delaware corporation

                              By:________________________
                              Name: Arvind Sodhani
                              Title: Vice President and Treasurer


                              SELLER:

                              STANFORD TELECOMMUNICATIONS, INC.,
                              a Delaware corporation

                              By:________________________
                              Name:
                              Title: